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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Ilan Lovinsky, Esq.
Ryan Gunderson, Esq.
Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
3570 Carmel Mountain Rd., Suite 200
San Diego, CA 92130
(858) 436-8000

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED APRIL 13, 2016

[                        ], 2016

To the Stockholders of Boingo Wireless, Inc.:

        It is my pleasure to invite you to attend Boingo Wireless, Inc.'s 2016 Annual Meeting of Stockholders, to be held on [                        ], June [    ], 2016 at [                    ]. The meeting will begin promptly at [            ], local time.

        Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        On or around [                        ], 2016, we expect to mail our Proxy Statement, a WHITE proxy card and Annual Report to our stockholders.

        Your vote is important. Whether or not you expect to attend, please sign, date, and return the WHITE proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

        On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,
David Hagan Chief Executive Officer and Chairman of the Board
10960 Wilshire Blvd, 23rd Floor Los Angeles, CA 90024
T 310.586.5180 www.boingo.com

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED APRIL 13, 2016

Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June [    ], 2016

To the Stockholders of Boingo Wireless, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Boingo Wireless, Inc. (the "Annual Meeting" or the "2016 Annual Meeting"), a Delaware corporation. The meeting will be held on [            ], June [    ], 2016, at [            ] local time at [                    ], for the following purposes:

  1.
  To elect two Class II directors to serve until the 2019 annual meeting of stockholders.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April [    ], 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        Your Board is pleased to nominate Charles Boesenberg and Terrell Jones for election as Class II directors.

        Regardless of the number of shares you own, your VOTE is very important. Therefore, even if you presently plan to attend the 2016 Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed WHITE proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote by telephone or internet, following the instructions on your WHITE proxy card or voting instruction form. If you do attend the 2016 Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

        You should know that Robert Longnecker and his affiliated entity, Ides Capital Management LP (together, "Ides"), which owns, together with its affiliates and two nominees, 145,157 shares or approximately 0.39% of Boingo's common stock, expressed their intention to nominate two (2) nominees for election as Class II directors at the 2016 Annual Meeting in opposition to the two (2) highly-qualified and experienced director candidates your Board has nominated.

        Your Board does not endorse the election of Ides' nominees as director and instead strongly urges you to vote FOR the Boingo nominees. You may receive proxy solicitation materials from Ides or other persons or entities affiliated with Ides, including an opposition proxy statement and [color] proxy card. We are not responsible for the accuracy of any information provided by or relating to Ides contained in any proxy solicitation materials filed or disseminated by Ides or any other statements that they may otherwise make.

        Your Board strongly urges you NOT to sign or return any [color] proxy card or voting instruction form that Ides may send to you, even as a protest vote against Ides or Ides' nominees. Submitting a [color] proxy card to "WITHHOLD" with respect to Ides' nominees will cancel any WHITE proxy card you may have previously submitted to support your Board nominees. If you do sign a proxy card sent to you by Ides, however, you have the right to change your vote by using the enclosed WHITE proxy card. Only the latest dated proxy card you vote will be counted. If you have previously submitted a [color] proxy card sent to you by Ides, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed WHITE proxy card. Only your latest-dated proxy card will count.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF OUR CLASS II DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD. YOUR BOARD ALSO RECOMMENDS A VOTE "FOR" PROPOSAL 2.

        Please read the attached proxy statement, as it contains important information you need to know to vote at the 2016 Annual Meeting.

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

By Order of the Board of Directors

Peter Hovenier Chief Financial Officer and Secretary

Los Angeles, California
[            ], 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible. For further details, see "Questions and Answers about This Proxy Material and Voting."

IMPORTANT

        Your vote at this year's Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

        THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM IDES OR ANY PERSON OTHER THAN BOINGO EVEN AS A PROTEST VOTE AGAINST IDES OR IDES' NOMINEES. Any proxy from Ides you sign for any reason could invalidate previous WHITE proxy cards sent by you to support Boingo's Class II Directors.

        Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

IMPORTANT!
PLEASE VOTE USING THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM
SENT TO YOU BY IDES.

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED APRIL 13, 2016

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE [    ], 2016

        This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2016 Annual Meeting of Stockholders (the "Annual Meeting" or the "2016 Annual Meeting") of Boingo Wireless, Inc. (sometimes referred to as the "Company," "Boingo," or "Boingo Wireless"), which will be held on [    ], June [    ], 2016, at [    ] local time at [          ].

        The approximate date this proxy statement, the enclosed form of WHITE proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are first being sent to stockholders is [    ], 2016. Stockholders should review the information provided herein in conjunction with our Annual Report to Stockholders that accompanies this proxy statement.

Page
Questions and Answers About This Proxy Material and Voting	6
Background of the Solicitation	15
Directors, Executive Officers and Corporate Governance	21
Security Ownership of Certain Beneficial Owners and Management	30
Section 16(a) Beneficial Ownership Reporting Compliance	32
Certain Relationships and Related Party Transactions	33
Director Compensation	34
Executive Compensation	36
Securities Authorized for Issuance Under Equity Compensation Plans	55
Independent Registered Public Accounting Firm	56
Report of the Audit Committee of the Board of Directors	57
Proposal 1—Election of Directors	58
Proposal 2—Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016	60
Other Matters	61
Annex A—Information Concerning Persons Who are Participants in Boingo's Solicitation of Proxies for the 2016 Annual Meeting of Stockholders	A-1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        You have received these proxy materials because the Board of Directors of Boingo Wireless, Inc. is soliciting your proxy to vote at the 2016 Annual Meeting.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of two Class II directors; and

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Will there be other matters presented at the meeting?

        Robert Longnecker and his affiliated entity, Ides Capital Management LP (together, "Ides"), which owns, together with its affiliates and its two nominees, 145,157 shares or approximately 0.39% of Boingo's common stock, expressed the intention on behalf of itself to nominate two (2) nominees for election as Class II directors at the 2016 Annual Meeting in opposition to the two (2) highly-qualified and experienced director candidates your Board has nominated. We do not endorse the election of any of Ides' nominees as director. You may receive proxy solicitation materials from Ides or other persons or entities affiliated with Ides, including an opposition proxy statement or proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to Ides contained in any proxy solicitation materials filed or disseminated by Ides or any other statements that they may otherwise make.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF CHARLES BOESENBERG AND TERRELL JONES AS OUR CLASS II DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD. YOUR BOARD ALSO RECOMMENDS A VOTE "FOR" PROPOSAL 2.

        Your VOTE is important to the future of Boingo and it is important that your shares be represented. Therefore, even if you presently plan to attend the 2016 Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed WHITE proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote by telephone or internet, by following the instructions on your WHITE proxy card or voting instruction form. If you do attend the 2016 Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

What do I do if I receive a proxy card from Ides?

        Your Board strongly urges you NOT to sign or return any [color] proxy card or voting instruction form that Ides may send to you, even as a protest vote against Ides or Ides' nominees. Submitting a [color] proxy card to "WITHHOLD" with respect to Ides' nominees will cancel any WHITE proxy card you may have previously submitted to support your Board nominees.

        If you previously signed a proxy card sent to you by Ides, you can change or revoke that proxy and vote for your Board's nominees by (i) visiting the website noted on the WHITE proxy card to submit your vote on the Internet, (ii) using the telephone number on the WHITE proxy card to submit your vote telephonically, (iii) signing, dating and returning the WHITE proxy card in the enclosed envelope to vote by mail, or (iv) attending the 2016 Annual Meeting to vote in person. Only the latest dated proxy card or vote will be counted.

        If you need assistance changing or revoking your vote, please call Boingo's proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April [    ], 2016 will be entitled to vote at the Annual Meeting. On this record date, there were [      ] shares of Company common stock ("Common Stock") outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

        In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June [    ], 2016 and will be accessible for ten days prior to the meeting at our principal place of business, 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time).

How do I vote?

        If on April [    ], 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail. Please refer to the instructions on the enclosed WHITE proxy card. Stockholders also may attend the meeting and vote in person.

        If you hold shares through a bank or broker, you will need to instruct your bank or broker to vote your shares on your behalf. Please refer to the enclosed WHITE voting instruction form to give your bank or broker your voting instructions by Internet, telephone or by mail.

        The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name," you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated WHITE proxy card without marking any voting selections, your shares will be voted (i) "For" the election of both your Board's nominees for director and (ii) "For" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. However, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the WHITE proxy card and any additional soliciting materials furnished to stockholders, will be borne by the Company. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

        We have engaged MacKenzie Partners Inc. to solicit proxies from stockholders in connection with the 2016 Annual Meeting. MacKenzie Partners Inc. expects that approximately [        ] of its employees will assist in the solicitation of proxies. We will pay MacKenzie Partners, Inc. a fee not to exceed $[        ] plus costs and expenses. In addition, MacKenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

        The Company estimates that its additional expenses beyond those normally associated with soliciting proxies for the 2016 Annual Meeting as a result of the potential proxy contest (excluding salaries and wages of our regular employees and officers) will be $[      ] in the aggregate, of which approximately $[      ] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain MacKenzie Partners, Inc. as the Company's proxy solicitor, as discussed above, fees of outside counsel to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

What does it mean if I receive more than one WHITE proxy card?

        If you hold your shares in more than one account, you will receive a WHITE proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please vote using each WHITE proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

        As previously noted, Ides has provided us with a notice indicating that it intends to nominate an opposition slate of two (2) nominees for election as Class II directors at the 2016 Annual Meeting in opposition to the two (2) highly-qualified and experienced director candidates nominated by your Board. As a result, you may receive proxy cards from both the Company and Ides. To ensure that stockholders have the Company's latest proxy information and materials to vote, you may receive multiple mailings prior to the date of the 2016 Annual Meeting, each of which will include a WHITE proxy card. The Board encourages you to vote each WHITE proxy card you receive.

        THE BOARD STRONGLY URGES YOU TO REVOKE ANY [COLOR] PROXY CARD YOU MAY RECEIVE FROM IDES. Even a "WITHHOLD" vote with respect to Ides' nominees on its proxy card will cancel any previously submitted WHITE proxy card you may have submitted to support the Board's two (2) highly-qualified nominees. Even if you have already returned Ides' [color] proxy card, you have every right to change your vote and support the Board's two (2) highly qualified nominees using the enclosed WHITE proxy card. Only your latest-dated proxy card or vote will count.

        THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM IDES, EVEN AS A PROTEST VOTE AGAINST IDES OR IDES' NOMINEES.

Who will solicit proxies on behalf of the board?

        Proxies may be solicited on behalf of the board of directors, without additional compensation, by the Company's directors and officers. Such persons are listed in Annex A to this proxy statement. Additionally, the Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, who may solicit proxies on the Board's behalf.

        The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 10960 Wilshire Boulevard, 23rd Floor, Los Angeles, California 90024.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Accordingly, the execution of the enclosed WHITE proxy card will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person, so long as you have revoked your proxy prior to its exercise in accordance with these instructions.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will not be considered as votes cast for or against any proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your bank or broker as your nominee (that is, in "street name"), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. The proposal for the election of Class II directors is "non-discretionary" and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder. Due to the proxy contest by Ides, Proposal 2, which would normally be considered "discretionary" may be considered "non-discretionary" at the Annual Meeting and as a consequence your broker cannot vote your shares with respect to any proposal unless instructions are provided.

How many votes are needed to approve each proposal?

        Nominees for director will be elected by a plurality of the votes cast for the election of directors at the 2016 Annual Meeting. The directors elected will be the two (2) nominees who receive the highest number of "FOR" votes cast at the 2016 Annual Meeting by stockholders present, in person, or by proxy, and entitled to vote. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. WHITE proxies signed and returned to the Company unmarked will be voted FOR the Board's two (2) highly qualified and very experienced nominees (Charles Boesenberg and Terrell Jones). Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election. If any nominee is unable to act as a director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board may reduce the number of directors to be elected.

        For Proposal 2, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. If a stockholder provides specific voting instructions, his or her shares will be voted as instructed. If a stockholder holds shares in his or her name and returns a properly executed proxy card without giving specific voting instructions, the stockholder's shares will be voted "FOR" Proposal 2, as recommended by our Board.

        Please note that brokers may not vote on the election of directors or the ratification of the independent registered public accounting firm in the absence of specific client instructions.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April [    ], 2016, the record date, are represented at the meeting by stockholders present in person or by proxy. On the record date, there were [      ] shares of Common Stock outstanding and entitled to vote. Thus [      ] shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How will my shares be voted if I mark "Abstain" on my proxy card?

        We will count a properly executed WHITE proxy card marked "Abstain" as present for purposes of determining whether a quorum is present, but the shares represented by that WHITE proxy card will not be voted at the Annual Meeting for the proposals so marked.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will not be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before [        ]. If you wish to submit a proposal to be presented at the 2017 Annual Meeting of Stockholders, but which will not be included in the Company's proxy materials, including to nominate a director, your Solicitation Notice, as defined in our bylaws, must be received by the Secretary of the Company at Boingo Wireless, Inc., 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, Attn: Secretary, no earlier than February [    ], 2017 and no later than March [    ], 2017. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Boingo Wireless' current bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.boingo.com.

Who can answer my questions?

        Your vote at this year's meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
TOLL-FREE (800) 322-2885

How can I obtain additional copies of these materials or copies of other documents?

        Complete copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.ViewOurMaterial.com/wifi. You may also contact MacKenzie Partners, Inc. for additional copies.

        Ides may send you solicitation materials in an effort to solicit your vote to elect up to two (2) of its nominees to our Board. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION CARD THAT YOU MAY RECEIVE FROM IDES, EVEN AS A PROTEST VOTE AGAINST IDES OR IDES' NOMINEES. Even if you have already returned Ides' [color] proxy card, you have every right to change your vote and support the Board's two (2) highly qualified nominees using the enclosed WHITE proxy card. Only your latest-dated proxy card or vote will count.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be Held on June [    ], 2016

This Proxy Statement and our 2015 Annual Report to Stockholders are available at http://www.ViewOurMaterial.com/wifi.

Our Director Nominees

        Your Board is pleased to nominate Charles Boesenberg and Terrell Jones for election as Class II directors. A summary of Messrs. Boesenberg' and Jones' experience is set forth below and detailed information about each of our director's background, skills and expertise can be found in the "Directors, Executive Officers and Corporate Governance" section of this proxy statement.

  Charles Boesenberg:

  •
  More than thirty years of experience in the technology industry.

  •
  Significant executive experience in leading and growing technology and telecommunications companies.

  •
  Has guided six public technology companies from growth stage through exits in either his role as a member of the board of directors or chief executive officer.

  •
  Has served on seven public company boards.

  Terrell Jones

  •
  Over twenty years of experience in the internet and ecommerce industries.

  •
  Has guided four public companies through exits in either his role as a member of the board of directors or chief executive officer.

  •
  Has served on seven public company boards.

  •
  Extensive experience in the interplay between internet and travel.

        Additional experience and attributes of Messrs. Boesenberg and Jones are set forth below.

	Boesenberg	Jones
Independent	✓	✓
CEO experience	✓	✓
Other executive level experience	✓	✓
Policy-maker in business	✓	✓
Technology or telecommunications experience	✓	✓
Operations experience	✓	✓
Strategic development experience	✓	✓
Other public board experience	✓	✓
Governance and compliance experience	✓	✓
Corporate development and M&A experience	✓	✓

2015 Performance Highlights

        We believe our success in 2015 is the result of solid execution against our long-term strategy: Leverage the exploding growth of mobile data by investing in high-density wireless networks, and then monetize those networks through innovative products. During the last three years, we have invested heavily in building out our high-density networks including distributed antenna systems ("DAS") and Wi-Fi networks. As a result of these investments, we achieved an all-time revenue high and growth in adjusted EBITDA. Highlights of the Company's performance in 2015 included the following:

  •
  Revenue of $139.6 million, which was an increase of 17% over 2014 revenue;

  •
  Adjusted EBITDA of $29.6 million, which was an increase of 46% over 2014 Adjusted EBITDA(1);

(1)
Please refer to page 31 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016, for reconciliation of non-GAAP measures to GAAP measures.

  •
  Consumed free cash flows of $4.5 million compared to $49.7 million for 2014(2);

  •
  Signed 57 DAS carrier contracts during the year, which was an increase of 500% over the total dollar value of DAS carrier contracts signed in 2014, representing the largest year for DAS carrier sales in the Company's history;

  •
  High-speed Wi-Fi and IPTV now covers 244,000 beds on 49 U.S. military bases compared to 130,000 beds on 29 U.S. military bases at the end of 2014; and

  •
  Boingo was named "Best Wi-Fi Network Operator" for the sixth time by Global Traveler Magazine, and "Best Wi-Fi Network Operator" and "Best Wi-Fi Service for Vertical Markets" (Military) for the first time at the Wireless Broadband Alliance (WBA) 2015 Wi-Fi Industry Awards.

(2)
Please refer to Exhibit 99.1 of our Form 8-K filed with the SEC on February 25, 2016 for reconciliation of non-GAAP measures to GAAP measures.

Stockholder Outreach and Executive Compensation and Corporate Governance Highlights

        The Company endeavors to improve executive compensation and corporate governance practices and appreciates the views of its stockholders. We believe our stockholders are generally positive towards our practices. In fact, more than 94% of the votes cast on the Say-on-Pay proposal at the 2015 annual meeting were voted in favor of the compensation of our named executive officers as presented in our proxy statement for the 2015 annual meeting of our stockholders. In the second half of 2015, the Company, through its standard investor relations and stockholder engagement, received feedback and recommendations from participating stockholders on certain corporate governance and executive compensation practices. As a result of our Board considering feedback received from stockholder outreach and the Company's long-term strategy, our Board implemented various changes to our executive compensation and corporate governance practices as summarized below. The Company has received positive feedback from stockholders on these changes.

  •
  Extended the Vesting of Long-Term Equity Awards:  Early in 2016, the Compensation Committee approved the restructuring of our equity award program for our Chief Executive Officer and Chief Financial Officer by granting new "three-year" awards to these two officers, which have a three-year cliff vesting structure, plus amending earlier-granted awards to delay the original quarterly vesting dates until the end of the original three-year terms that applied to these awards. This restructuring was designed to prevent quarterly vesting (and the selling of our shares in the market periodically (and primarily) to cover taxes required to be paid as Company equity awards vest, a practice that has drawn criticism from certain of our stockholders) and we believe lengthening the performance periods applicable to the performance-based equity awards held by our Chief Executive Officer and Chief Financial Officer will also continue to motivate them and their team to focus on a desired level of Company growth and profitability over the next three years.

  •
  Put More Executive Compensation at Risk:  In order to better link pay to performance, the Compensation Committee effected changes to our annual equity awards for 2016. First, it increased the portion of our annual equity awards that are performance-based from one-third of the aggregate grant value to 50% of the aggregate grant value so that the 2016 equity awards granted to our named executive officers, including our Chief Executive Officer and Chief Financial Officer, are 50% time-based vesting RSUs and 50% (at-target) performance-based vesting RSUs. In addition, the performance objectives that apply to the 2016 performance-based RSUs are determined over a two-year performance period, related to our 2016 and 2017 revenue growth and EBITDA margin targets, whereas we had previously used one-year performance periods and applied only a revenue objective for our performance-based RSUs. We believe each of these current features reflect our increasing focus on driving longer-term growth and profitability and that, in doing so, we will better align the interests of our named executive officers and stockholders. These restructuring changes will not be reflected in Institutional Shareholder Services ("ISS") scoring for 2015 executive compensation.

  •
  Adopted Stock Ownership Guidelines:  In January 2016, the Compensation Committee adopted stock ownership guidelines to reinforce its belief that executives who believe in the future of the Company should have meaningful equity holdings in the Company. The ownership guidelines provide for a three year transition period from their adoption, and will require that our directors hold shares and share equivalents equal in value to three times their annual retainer and that each of our executive officers hold shares and share equivalents equal in value to a multiple of base salary, specifically six times base salary for our Chief Executive Officer and one times base salary for each of the other executive officers.

  •
  Continued Anti-Hedging Policy:  The Company continued its policy that prohibits any hedging transactions by directors and executive officers. The policy does not allow for exceptions or waivers.

  •
  Adopted Majority Voting Standard in Uncontested Elections:  In December 2015, the Board approved and the Company adopted amendments to the Company's Bylaws to implement a majority voting standard in uncontested elections of directors (the "Majority Voting Standard") effective as of the date of the annual meeting of stockholders to be held in 2017. The Majority Voting Standard provides that a director shall be elected to the Board if the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast.

        Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the "Compensation Discussion and Analysis" section beginning on page 36 of this proxy statement.

        Cautionary Statement.    Any statements in this proxy statement that do not describe historical facts may constitute forward-looking statements. These forward-looking statements are based on current expectations but are subject to a number of risks and uncertainties. The factors that could cause our actual future results to differ materially from current expectations are identified and described in more detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 11, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances.

BACKGROUND OF THE SOLICITATION

        On November 19, 2015, Robert Longnecker, the soliciting stockholder, who is a partner and director of Ides, sent an email correspondence to the Company's investor relations firm, Addo Communications, requesting to schedule an introductory call to discuss the Company's business model and financial metrics. Kimberly Orlando from Addo Communications scheduled the call with Mr. Longnecker for the same day. In the introductory call, Mr. Longnecker indicated that he was from Jovetree Capital, a small-cap value fund based in Los Angeles. He did not identify himself as being affiliated with Ides or that he was a Boingo stockholder. In the introductory call, he and Ms. Orlando discussed the Company's financial metrics and business model in general.

        On November 20, 2015, Mr. Longnecker sent an email correspondence to Ms. Orlando with additional questions regarding the Company's business model and Ms. Orlando suggested a telephonic meeting with the Company's Chief Financial Officer, Peter Hovenier. Ms. Orlando communicated the questions to Mr. Hovenier and she scheduled a telephonic meeting between Mr. Hovenier and Mr. Longnecker for December 1, 2015.

        On November 25, 2015, Mr. Longnecker sent an email correspondence with another set of additional questions regarding the Company's business model and financial metrics to Ms. Orlando in advance of the December 1, 2015 telephonic meeting and also requested to meet in-person versus telephonically. Ms. Orlando declined his in-person meeting request at this stage per the investor relations protocols established by the Company.

        On December 1, 2015, as previously scheduled, Mr. Longnecker provided Mr. Hovenier with an overview of Jovetree Capital. Mr. Hovenier and Mr. Longnecker then discussed the Company's business model and financial metrics during a thirty minute telephonic meeting. The discussion only included publicly available information.

        On December 10, 2015, Mr. Longnecker sent Ms. Orlando an email correspondence requesting an in-person meeting with Mr. Hovenier prior to the holidays to further discuss the Company's business model and financial metrics. Mr. Hovenier agreed to meet in-person and a meeting was scheduled for December 22, 2015.

        On December 22, 2015, Mr. Hovenier met with Mr. Longnecker in person at the Company's offices for thirty minutes to discuss the Company's business model and financial metrics. The discussion only included publicly available information.

        On January 7, 2016, Mr. Longnecker sent Ms. Orlando an additional email correspondence regarding long-term financial projections and that he was hoping to speak with Ms. Orlando telephonically. Ms. Orlando replied in an email correspondence to Mr. Longnecker that the Company's policy was not to disclose its long-term financial projections and that she could only answer more general questions.

        On February 1, 2016, Mr. Longnecker replied to Ms. Orlando's email correspondence, requesting certain details regarding the location of the Company's DAS assets. Ms. Orlando replied to Mr. Longnecker's correspondence and referred him to a publicly available chart found within the Company's investor presentation that could be accessed on the investor relations section of the Company's website.

        On February 5, 2016, Mr. Longnecker replied to Ms. Orlando's email correspondence from February 1, 2016 with additional questions regarding clarifications from the Company's earnings call for the third fiscal quarter ended September 30, 2015. Ms. Orlando replied in an email correspondence and referred him to one of the Company's press releases for further information.

        On February 11, 2016, Mr. Longnecker replied to Ms. Orlando's email correspondence from February 5, 2016 with additional questions regarding the Company's business model and financial metrics. Ms. Orlando replied to the correspondence by referring him to the publicly available information that addressed his questions.

        On February 14, 2016, Mr. Longnecker sent Ms. Orlando an email correspondence with certain questions regarding the Company's business model and requested a meeting with David Hagan, the Company's Chief Executive Officer. He also stated that he was a shareholder and looking to increase his position in the Company's stock. Ms. Orlando responded in an email correspondence and referred to publicly available information to answer Mr. Longnecker's questions. She also responded that Messrs. Hagan and Hovenier would be willing to meet with Mr. Longnecker. Ms. Orlando scheduled an in-person meeting to be held on March 4, 2016.

        On February 18, 2016, Mr. Longnecker sent Ms. Orlando an email correspondence requesting a short call regarding the Company's business model with Mr. Hovenier before the earnings call. Ms. Orlando responded in an email correspondence to Mr. Longnecker confirming his questions by generally referencing information that was publicly available and also responded that Mr. Hovenier would not speak with Mr. Longnecker prior to the earnings call due to Company policy but would speak with him at the previously scheduled in-person meeting on March 4, 2016.

        On February 19, 2016, Mr. Longnecker sent Ms. Orlando an email correspondence requesting the answer to a clarifying point related to the Company's financial model. Ms. Orlando responded in an email correspondence and referred to publicly available information to answer Mr. Longnecker's question.

        On February 25, 2016, after the Company's year-end earnings call, Mr. Longnecker sent Ms. Orlando an email correspondence requesting clarification regarding certain of the Company's financial metrics. Ms. Orlando responded in an email correspondence on February 29, 2016 and answered his questions by again generally referencing publicly available information.

        On March 4, 2016, Messrs. Hagan and Hovenier met with Mr. Longnecker. Mr. Longnecker provided Messrs. Hagan and Hovenier with an overview of Jovetree Capital. Messrs. Hagan and Hovenier and Mr. Longnecker then discussed the Company's fourth quarter of 2015 results, the Company's 2016 guidance, as well as the Company's business model and financial metrics during a sixty minute in-person meeting. The discussion only included publicly available information.

        On March 9, 2016, Mr. Hagan received an email from Mr. Longnecker thanking Mr. Hagan for the meeting on March 4, 2016.

        At no time during any of the telephonic or in-person meetings or in any written correspondence did Mr. Longnecker inquire about or discuss the Company's corporate governance framework or the composition of the Board.

        There was no further correspondence between Mr. Longnecker and the Company until he delivered the Solicitation Notice on behalf of himself and Ides.

        On March 17, 2016, the Company received a solicitation notice dated March 16, 2016 (the "Solicitation Notice") from Ides submitting Karen Finerman and Bradley Stewart as nominees for election at the Annual Meeting as Class II directors. The letter stated that Mr. Longnecker was a Partner and Director of Ides and Dianne McKeever was Chief Investment Officer. The Company had never heard of Ides Capital prior to receiving the Solicitation Notice. The Solicitation Notice did not make reference to Jovetree Capital. The letter also stated that Ides, together with Mr. Longnecker and Ms. McKeever, held 68,827 shares of the Company's common stock or approximately 0.18% of the Company's outstanding common stock.

        On March 17, 2016, Messrs. Hagan and Hovenier sent an email correspondence to Mr. Longnecker and Ms. McKeever to schedule a telephonic meeting to discuss the Solicitation Notice.

        On March 18, 2016, Messrs. Hagan and Hovenier held a telephonic meeting with Mr. Longnecker and Ms. McKeever. During this initial call, Mr. Hagan expressed that the Company and Board are always open to receiving suggestions of potential candidates from stockholders and asked why Ides did not previously contact the Company about recommending its two nominees for election to the Board pursuant to the Company's Corporate Governance Guidelines, or why Mr. Longnecker did not discuss these issues in the numerous communications he previously had with the Company, including in the March 4, 2016 in-person meeting with Messrs. Hagan and Hovenier. Mr. Longnecker replied that it is a process. Messrs. Hagan and Hovenier also clarified for Ides the average tenure of the Board members was approximately less than three years as it appeared Ides mistakenly believed that all the board members have served on the Board since the Company's initial public offering. Messrs. Hagan and Hovenier also generally discussed the Board's nominating process.

        In this same telephonic meeting, Mr. Hagan expressed that in February 2016, the Board had set a goal to add one person to the Board during calendar year 2016 and instructed the Nominating Committee (the "Nominating Committee") to begin reaching out to stakeholders to request their recommendation of potential director candidates. He also conveyed that the Board was focused on adding a Board member with certain attributes generally set forth in the Company's Corporate Governance Guidelines, and that the Board had been reviewing potential candidates suggested by various stakeholders. Mr. Hagan remarked that because the Board was already interested in increasing the size of the Board during the 2016 calendar year, the Board would be willing to consider the Ides nominees for nomination or election per the Corporate Governance Guidelines. Ides stated they believed the Ides nominees to be highly qualified and that the Company should approve electing them to the Board. Mr. Hagan replied that all potential Board candidates would need to go through the Board's formal nominating process for interviewing Board candidates and that candidates cannot be added unilaterally. Ides then stated that they had thoroughly interviewed their candidates so a protracted process was not necessary and Ides then further stated they had previously witnessed companies approving board candidates from a thirty minute telephonic interview. Mr. Hagan then suggested that adding a new board member after a thirty minute telephonic interview is not best corporate governance practice. Mr. Longnecker and Ms. McKeever agreed with Mr. Hagan's statement.

        Mr. Hagan asked Ides whether Ides intended to engage in a proxy contest if the Nominating Committee did not nominate or elect their candidates after interviewing and evaluating them. Ides responded that they hoped it did not come to that. Mr. Hagan concluded the call by requesting the contact information for Ides' nominees so the Nominating Committee could review the nominees per its nominating process. Ides responded that it would provide the information in due course.

        On March 21, 2016, Mr. Hagan sent an email correspondence to Ides requesting introductions to Ides' nominees as soon as possible so the Nominating Committee could set up interviews to evaluate the Ides nominees per its nominating process.

        On the same day, Ides responded in email correspondence that before considering whether the Ides' nominees could be considered by the Nominating Committee, the Ides principals would need to discuss the nominating process with the chair of the Nominating Committee. Ides' email correspondence also referenced the Company's ISS QuickScore. Further, Ides provided its reference list, which appeared to include contacts from Mr. Longnecker's and Ms. McKeever's tenure at Barington Capital approximately ten years previous.

        On March 21, 2016, Mr. Hagan replied in an email correspondence with additional background regarding the Company's ISS QuickScore. He also communicated that the Company would be willing to set up a call with Ides and Chuck Davis, the Chair of the Company's Nominating Committee. Mr. Hagan also provided a short summary of the nominating process and provided a link to the Company's website where the Company's Corporate Governance Guidelines were posted and where Ides could find more detailed information regarding the nominating process. Mr. Hagan communicated that the members of the Nominating Committee would set up interviews for the Ides' candidates as soon as reasonably available.

        On March 23, 2016, Ides sent an email correspondence to Mr. Hagan requesting the contact information for Chuck Davis, the Chair of the Nominating Committee, to set up a telephonic meeting to discuss the nominating process. Mr. Hagan responded in an email correspondence that he would request that his assistant coordinate the scheduling of a telephonic meeting and asked whether the Nominating Committee could set up interviews with the Ides' nominees. Ides responded in an email correspondence and requested that Mr. Hagan's assistant reach out to Ides to schedule the telephonic meeting with Mr. Davis and that it would reach out to its nominees to get a sense of their schedules.

        On March 24, 2016, prior to the Company being able to set up a telephonic meeting between Ides and the Nominating Committee, Ides issued a press release announcing that it had nominated Ms. Finerman and Mr. Stewart as Class II directors at the Company's 2016 Annual Meeting. Despite the Company's multiple efforts to organize meetings with the Nominating Committee and Ides' nominees, Ides alleged that the Company was dragging its feet.

        On March 24, 2016, the Company also issued a press release regarding the Ides' solicitation.

        On March 24, 2016, Mr. Hagan sent an email correspondence to Ides expressing his disappointment that Ides had decided to go public with its director nominees, especially after the Company had proactively attempted to arrange interviews for the Ides' nominees.

        On March 25, 2016, Ides sent an email correspondence in response to Mr. Hagan's email. In the email correspondence Ides stated that it was willing to put its nominees into the formal nominating process only if the Board agreed to first nominate them as part of the Company's slate of directors (without first interviewing them), subject only to the nominees not having a criminal background.

        Additionally, Ides recommended destaggering the Board, a proposal which neither Ides (nor Mr. Longnecker) had ever expressed in previous communications. It also recommended expanding the Board to seven directors, which the Board had already resolved to do in February 2016 and had already communicated to Ides.

        On March 25, 2016, the Nominating Committee held a committee meeting and discussed the Ides' nomination and the nominees proposed by Ides. The Nominating Committee discussed that nominating the Ides' nominees without first meeting and interviewing them would be poor corporate governance and would not be in the best interests of the Company or its stockholders. The Nominating Committee instructed counsel for the Company to reach out to counsel for Ides to discuss the Ides' nominees and nomination process and that counsel should communicate to Ides' counsel that the Board could not nominate the Ides nominees without first interviewing them.

        On March 28, 2016, counsel for the Company reached out to counsel for Ides to set up an introductory telephonic meeting to discuss the Ides nomination and the Company's nominating process.

        On March 29, 2016, counsel for the Company and counsel for Ides held a telephonic meeting to discuss status generally. Counsel for the Company communicated that it would not be in the best interests of the Company and its stockholders for the Board to nominate the Ides nominees without interviewing them. The parties discussed moving along the nominating process to allow the Nominating Committee the opportunity to interview the Ides nominees.

        The parties also discussed allowing Ides the opportunity to discuss the nominating process with the members of the Nominating Committee prior to the Ides' nominees meeting with the Nominating Committee. Counsel for the Company agreed that the Nominating Committee would be willing to discuss the nomination process, as set forth in the Company's Corporate Governance Guidelines, with Ides.

        On March 29, 2016, Ides' counsel sent an email correspondence to counsel for the Company to confirm that the Nominating Committee would meet with Ides to discuss the nominating process. Ides' counsel also asked whether the Ides nominees needed to meet with members of the Board and Nominating Committee in person.

        On March 30, 2016, counsel for the Company sent an email correspondence confirming the prior day's discussion that the Nominating Committee would be more than willing to meet with the Ides principals to discuss the nominating process and that while the Committee generally preferred to meet with director candidates in person when possible, an in-person meeting with Ides' nominees was not required. Counsel for the Company also requested that Ides provide the Company available times for a telephonic meeting with the Committee.

        On March 31, 2016, the Nominating Committee held a meeting to discuss the proposed telephonic meeting with Ides and also to confirm availability of its members for such a call. The Nominating Committee further discussed its process and also confirmed availability for scheduling interviews with the Ides' candidates if Ides agreed to such interviews.

        On March 31, 2016, Ides responded in an email correspondence that they would be available on Friday, April 1, Saturday, April 2 or Sunday, April 3 to discuss the nominating process. Mr. Hagan responded that the Nominating Committee would be available the following day, Friday, April 1, 2016.

        On April 1, 2016, the Nominating Committee and Ides held a telephonic meeting with counsel present regarding the nominating process. The Nominating Committee summarized the criteria that the Committee was looking for in a director candidate and also summarized the nomination and evaluation process, which was generally outlined in the Company's Corporate Governance Guidelines available on the Company's website. The Nominating Committee also conveyed that it had commenced the process of evaluating director candidates for possible election to the Board during calendar year 2016.

        On April 1, 2016, counsel for Ides sent an email correspondence to the Company's counsel that the Nominating Committee's open approach was helpful. Counsel for Ides also shared that Ides would revert to the Company shortly.

        On April 4, 2016, Messrs. Hagan and Hovenier had a telephonic meeting with Ides. During the meeting, Ides rejected the Nominating Committee's request to interview the Ides' nominees and Mr. Hagan communicated that the Board would be unable to appoint or nominate their nominees without interviewing and evaluating their nominees. The parties also discussed certain areas of the Company's corporate governance that Ides believed needed to be improved and also discussed the Company's ISS QuickScore. Mr. Hagan expressed that the Company was always open to improving the Company's corporate governance and had in fact been working with an independent consultant the last two years to improve ISS scoring. Mr. Hagan also shared that due to stockholder outreach, the Company had received Board candidate recommendations from some of the Company's major stockholders.

        On April 5, 2016, the Company received a letter from Ides that was addressed to the Board. In the letter, Ides made various demands and requests regarding the Company's corporate governance practices, including new demands about expanding the Board to seven directors prior to the Annual Meeting and separating the role of Chairman and CEO. The timing of the Board expansion and separating the role of Chairman and CEO were new demands. The Company replied on April 6, 2016 that the letter had been forwarded to the Board.

        On April 6, 2016, the Company received a books and records request from Ides pursuant to Section 220 of the Delaware General Corporation Law. The Company responded that it would comply with such request.

        On April 7, 2016, on behalf of the Board, Mr. Hagan and Chuck Davis, the Chair of the Nominating Committee, sent Ides a letter responding to Ides' letter sent on April 5, 2016 and reiterated the Board's request to interview Ides' nominees. In the letter the Board also expressed that it understood the importance of maintaining open communications with stockholders and ensuring that its corporate governance framework supports the pursuit of its strategic business plans and efforts to build long-term stockholder value. The same day, Ides contacted Mr. Hagan and requested a telephonic meeting with Messrs. Hagan and Davis for the next day, April 8, 2016, between 8:00 a.m. and 11:00 a.m. (Pacific Time). Messrs. Hagan and Davis agreed to make themselves available.

        On the morning of April 8, 2016, Messrs. Hagan and Davis held a telephonic meeting with Ms. McKeever and Mr. Longnecker. Mr. Hagan again reiterated the Board's request to interview the Ides nominees and Ides refused the request. The parties then discussed the Company's corporate governance framework.

        On the same morning of April 8, 2016, Ides issued a press release and disclosed the contents of its letter that it sent to the Board on April 5, 2016. Later during the same day, the Company issued a press release responding to Ides' press release and expressing that the Board had again requested to interview Ides' nominees.

        On April 8, 2016, counsel for the Company reached out to counsel for Ides to set up a telephonic meeting between counsel to discuss a resolution to the potential proxy contest and a meeting was scheduled for April 11, 2016.

        On April 11, 2016, counsel for the Company and counsel for Ides held a telephonic meeting to discuss a resolution to the potential proxy contest. Counsel discussed potential settlement terms. Counsel then discussed that each would revert with their respective clients to discuss the meeting and the issues that needed to be resolved.

        On April 12, 2016, counsel again discussed settlement terms and feedback each had received from their respective clients.

        As of the date hereof, the Company and Ides have had no other material contacts.

The Company is not responsible for the accuracy of any information provided by or relating to Ides contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Ides or any other statements that Ides may otherwise make. Ides chooses which of our stockholders will receive Ides' proxy solicitation materials.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS AND EXECUTIVE OFFICERS

        Our directors and executive officers, and certain information about each of them as of April 1, 2016 are set forth below.

Name	Age	Position with Boingo Wireless
David Hagan	55	Chief Executive Officer and Chairman of the Board
Peter Hovenier	48	Chief Financial Officer and Secretary
Dawn Callahan	46	Chief Marketing Officer
Derek Peterson	45	Chief Technology Officer
Tom Tracey	53	Senior Vice President of Operations
Charles Boesenberg	67	Lead Independent Director
Chuck Davis	55	Director
Michael Finley	55	Director
Terrell Jones	67	Director
Lance Rosenzweig	53	Director

        David Hagan has served as our Chief Executive Officer and a member of our Board of Directors since November 2004. He also served as our President from 2001 to May 2013. In August 2014, Mr. Hagan was elected as Chairman of our Board of Directors. Prior to joining us, Mr. Hagan served as Chief Executive Officer of FirstSource Corp., an e-commerce solutions provider, and as a President and Chief Operating Officer of Ticketmaster Online CitySearch, an online ticket retailer and city website manager. Mr. Hagan has over 25 years of experience in senior management roles in the telecommunications industry with Sprint in the United States and Canada. Mr. Hagan is Vice Chairman of the Consumer Technology Association (CTA) Executive Board and a member of the compensation and audit committees, and is the former Chairman of the CTA Wireless Division board. He received a B.S. from the University of Kansas and an M.B.A. from Baker University. The Board of Directors determined that Mr. Hagan should serve as a director based on his position as our Chief Executive Officer and his understanding of the wireless industry.

        Peter Hovenier has served as our Chief Financial Officer since November 2012. Mr. Hovenier served as our Senior Vice President of Finance from June 2007 to November 2012, and served as our Vice President Finance and Administration from June 2002 to June 2007. Prior to joining us, Mr. Hovenier was Vice President Finance and Administration of Frontera Corporation, an application service provider. Prior to Frontera, he held financial management positions with GeoCities, a web-hosting service; MGM Studios, a media company; and Wyndham Hotels Corporation, a hospitality company. In 1995, Mr. Hovenier became a Certified Public Accountant in the State of Washington. Mr. Hovenier received a B.A. in Accounting from Western Washington University.

        Dawn Callahan has served as our Chief Marketing Officer since February 2014. Ms. Callahan served as our Senior Vice President of Marketing and Sales from January 2013 to February 2014 and as our Vice President of Consumer Marketing from March 2007 to January 2013. Prior to joining Boingo, she was Vice President of Marketing for the Southern California Region for Time Warner Cable. Ms. Callahan holds a B.A. in Sociology from Washington State University and an M.B.A. in Entrepreneurship from Concordia University.

        Derek Peterson has served as our Chief Technology Officer since January 2014. Mr. Peterson served as our Senior Vice President of Engineering from January 2013 to January 2014, as our Vice President of Billing and Business Intelligence from June 2012 to January 2013, and our Director of Billing from April 2011 to June 2012. He is also an adjunct professor at Colorado Technical University, a position he has held since July 2008. Previously, Mr. Peterson was Director, Products at Oracle from July 2008 to April 2011, and Vice President, Engineering at United Online from April 2002 to July 2008. He is a veteran of Operation Desert Shield/Storm and Operation Joint Endeavor, having served with the United States Air Force. Mr. Peterson holds a B.S. in Computer Science from the University of Maryland, an M.A. in Education and Technology from the American Intercontinental University, and a Doctorate of Computer Science with a focus on Enterprise Information Systems from Colorado Technical University.

        Tom Tracey has served as our Senior Vice President of Operations since May 2011. Mr. Tracey served as our Vice President of Networks from January 2007 to May 2011. Before joining Boingo, he served as President and Chief Operating Officer of MDU Communications, and as Vice President of Broadband Services at EarthLink. Mr. Tracey holds a B.S. from San Diego State University and an M.B.A. from the Anderson School at the University of California Los Angeles.

        Charles Boesenberg was elected as our Lead Independent Director in August 2014 and has served as a member of our Board of Directors since March 2011. Mr. Boesenberg also serves on the board of directors of Silicon Graphics International Corp. and Callidus Software Inc. Mr. Boesenberg served as the President and Chief Executive Officer and Chairman of the board of directors at NetIQ Corporation from August 2002 until NetIQ Corporation was acquired by Attachmate Corporation in June 2006. Through both internal development and acquisitions, NetIQ became a leading supplier of Windows system management and security event management solutions for the global 2000 customer base. From 1998 to February 2000, Mr. Boesenberg was President and CEO of Integrated Systems, Inc. until Integrated Systems, Inc. merged with Wind River Systems. Integrated Systems, Inc. provided embedded systems software for a broad range of industries, including telecommunications, data communications, automotive, digital office and consumer electronics. Mr. Boesenberg joined Integrated Systems, Inc. from Magellan Corporation, a supplier of GPS satellite access products. During his four years as CEO of Magellan Corporation, he introduced consumer and satellite communications appliances including the Hertz Neverlost System. From 1992 to 1994, Mr. Boesenberg was President, CEO and Chairman of the board of directors at Central Point Software, a developer of desktop and network computer utility software. Prior to joining Central Point Software, Mr. Boesenberg was President of MIPS Computer Systems, Inc., where they completed a successful initial public offering. Mr. Boesenberg joined MIPS Computer Systems, Inc. from Apple Computer, where he served as Senior Vice President, managing the U.S. sales and marketing organizations with over 2,000 employees. Prior to Apple Computer, Mr. Boesenberg was Vice President and General Manager of Data General Europe in Paris, France, and served in several management positions at IBM. Mr. Boesenberg also served as a director of Interwoven, Inc. from July 2006 until its sale to Autonomy Corporation in March 2009, as a director of Ancestry.com Inc. from July 2006 until its sale to a private equity group in December 2012, as a director of Keynote Systems, Inc. from September 2006 until its sale to Thoma Bravo, LLC in August 2013, and as a director of Websense, Inc. from January 2013 until its sale to Vista Equity Partners in June 2013. Mr. Boesenberg holds a B.S. from Rose Hulman Institute of Technology and an M.S. in Business Administration from Boston University. The Board of Directors determined that Mr. Boesenberg should serve as a director based on his extensive experience serving on the boards of directors of other public companies, including experience dealing with corporate governance matters, his extensive experience in guiding boards of directors and public companies through successful corporate exits and his executive management experience in other technology companies.

        Chuck Davis was appointed to our Board of Directors in August 2011. Since May 2014, Mr. Davis has served as Chairman, CEO and Director of Prodege LLC, a digital rewards community whose leading property is swagbucks.com. Previously, since January 2013, Mr. Davis served as Executive Chairman and Director of Prodege LLC. Mr. Davis serves variously as Executive Chairman and Director of The Teaching Company, a provider of educational materials under The Great Courses brand. Mr. Davis is currently a Venture Partner with Technology Crossover Ventures. From January 2006 to June 2011, Mr. Davis served variously as Executive Chairman, Chairman and Chief Executive

Officer of Fandango, an online retailer of movie tickets. In addition, following Fandango's acquisition by Comcast in May 2007, Mr. Davis also served as an Executive Vice President of Comcast Interactive Media until June 2011. Mr. Davis previously served as President, CEO, and Director of BizRate.com, which became Shopzilla, from 1999 to 2005 including its sale to the E.W. Scripps Company. Mr. Davis also served in various executive and managerial capacities for The Walt Disney Internet Group from 1996 to 1999, News Corporation's TV Guide from 1992 to 1995, and Time Warner, Inc. from 1982 to 1991. Mr. Davis holds an A.B. in Urban Studies from Brown University and an M.B.A. from Harvard University. The Board of Directors determined that Mr. Davis should serve as a director based on his executive management experience with direct-to-consumer and e-commerce companies.

        Michael Finley was appointed to our Board of Directors in August 2013. Mr. Finley currently serves as the President, North America and Australia and previously served as the Senior Vice President of Global Carrier Business Development for Qualcomm. Mr. Finley joined Nextel in 2002 as Area Vice President of Southern California and became Senior Vice President of General Business for the U.S. following its merger with Sprint. Mr. Finley served as President of the West Region and a Senior Vice President of Sprint Nextel before departing in 2008. Mr. Finley served as President of Verizon Wireless in Southern California, Vice President and General Manager in Sacramento, and was Vice President of Sales in Ohio for Airtouch Cellular. Mr. Finley previously held positions with Cellular One and McCaw Cellular. Mr. Finley received a B.S. and B.A. in Marketing from Creighton University and attended the General Manager Program in Executive Education at Harvard Business School. He currently serves on the board of the Los Angeles Sports and Entertainment Commission, and is a member of the Creighton University Hall of Fame. The Board of Directors determined that Mr. Finley should serve as a director based on his more than 30 years of experience in the wireless telecommunication industry.

        Terrell Jones was elected as a member of our Board of Directors in June 2013. He is currently executive chairman of Wayblazer, Inc., a travel software provider, and president of ON, Inc., a travel and e-commerce consulting firm which he founded in 2002. Mr. Jones has served as an executive and/or on the board of directors of several public companies. Specifically, Mr. Jones was Chairman of Kayak.com (KYAK), an online travel company, from its founding in 2005 until its acquisition by the Priceline Group in May 2013; CEO of Travelocity.com (TVLY), an online travel company, from its founding in 1996 until its acquisition by SABRE in 2002; board and audit committee member of Entrust (ENTU), an internet service provider, from 1998 until 2004; board and audit committee member of La Quinta Corp (LQI), a hotel company, from 2004 until its sale to the Blackstone Group in January 2006; board and audit committee member of EarthLink, an internet services provider, from 2003 to 2011; and board member of Overture Services (OVER), an internet search company, from 2002 until its sale to Yahoo! in October 2003. Mr. Jones was employed for 22 years at American Airlines and its SABRE division in various executive positions including Chief Information Officer. Mr. Jones was a Special Venture Partner at General Catalyst Partners from 2002 to 2015. He received a B.A. in History from Denison University. The Board of Directors determined that Mr. Jones should serve as a director based on his significant experience in the Internet and e-commerce industries, his extensive experience in guiding boards of directors and public companies through successful corporate exits, as well as public company audit and board experience.

        Lance Rosenzweig was appointed to our Board of Directors in July 2014. Mr. Rosenzweig currently serves as Operating Executive of Marlin Operations Group, working with Marlin Equity Partners, a global investment firm focused on providing corporate parents, shareholders, and other stakeholders with tailored solutions that meet their business and liquidity needs. Mr. Rosenzweig also serves as Chairman of the Board of two Marlin Equity Partners portfolio companies (Duncan Solutions and GiftCertificates.com), Chairman of the Board and interim Chief Executive Officer of another Marlin Equity Partners portfolio company (Domo Tactical Communications), and a board member of Quality Systems, Inc. Mr. Rosenzweig served as the Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company that services major corporations in the healthcare, financial services, and other industries from 2013 through the company's sale in 2014. Mr. Rosenzweig served as the founder and Chief Executive Officer of LibertadCard, Inc., a provider of pre-paid debit and remit cards, since the company's inception in 2010 until 2013. Mr. Rosenzweig has also co-founded and served as Chairman of the Board of PeopleSupport, Inc. since its inception in 1998, and as PeopleSupport's Chief Executive Officer from 2002 through the company's sale in 2008. Mr. Rosenzweig was a founder, Chairman of the Board and President of Newcastle Group, a privately held plastics manufacturing company, from 1993 to 1997. He was also a founder of Unisite, a privately held wireless cell site management company, acquired by American Tower in 2000. Prior to 1993, Mr. Rosenzweig was a divisional Vice President at GE Capital, a Vice President in the investment banking group of Dean Witter (now Morgan Stanley), a Vice President in the investment banking group of Capel Court Pacific, and a Corporate Planning Manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig received a B.S. in Industrial Engineering and an M.B.A. from Northwestern University. The Board of Directors determined that Mr. Rosenzweig should serve as a director based on his significant experience in the wireless industry, as well as public company audit and board experience.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

        As required under the listing standards of the Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management has reviewed the directors' and director nominee's responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that all of our directors and director nominees are independent directors within the meaning of the applicable Nasdaq listing standards except for David Hagan.

Information Regarding the Board of Directors and its Committees

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Charles Boesenberg, our lead independent director, presides over these executive sessions. During 2015, the Board had an Audit

Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for each of the Board committees during 2015:

Name	Audit		Compensation		Nominating and Corporate Governance
Charles Boesenberg	X	*	X	*
Chuck Davis			X		X	*
Michael Finley			X
Terrell Jones	X				X
Lance Rosenzweig	X

*
Committee Chair.

        During 2015, Terrell Jones also served as our Cyber Security Director.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

        Our Audit Committee is responsible for, among other things:

  •
  selecting and hiring our independent auditors;

  •
  approving the audit and non-audit services to be performed by our independent auditors;

  •
  evaluating the qualifications, performance and independence of our independent auditors;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures;

  •
  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results;

  •
  preparing the Audit Committee Report in our annual proxy statement;

  •
  reviewing and monitoring actual and potential conflicts of interest of members of our Board of Directors and officers; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Charles Boesenberg, Terrell Jones and Lance Rosenzweig served on the Audit Committee of the Board of Directors during 2015. The Audit Committee met five times during 2015.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent as currently defined under Nasdaq listing standards. The Board of Directors has determined that Charles Boesenberg and Lance Rosenzweig are each an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of

Mr. Boesenberg's level of knowledge and experience based on a number of factors, including his prior experience as chief executive officer of two publicly traded companies, and prior service as a director on the audit committee of eight other public companies. The Board also made a qualitative assessment of Mr. Rosenzweig's level of knowledge and experience based on a number of factors, including his experience as a partner of a leading private equity firm, prior experience as a chief executive officer of various publicly and privately traded companies and his prior experience in the banking industry.

Compensation Committee

        Our Compensation Committee is responsible for, among other things:

  •
  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

  •
  reviewing and approving the following for our Chief Executive Officer and our other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control arrangements and any other benefits, compensation or arrangements;

  •
  reviewing the succession planning for our executive officers;

  •
  reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

  •
  reviewing and recommending compensation programs for directors;

  •
  preparing the compensation discussion and analysis and Compensation Committee report that the SEC requires in our annual proxy statement;

  •
  administering, reviewing and making recommendations with respect to our equity compensation plans; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        A more detailed description of the Compensation Committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.boingo.com. Each of Charles Boesenberg, Chuck Davis and Michael Finley served on the Compensation Committee of the Board of Directors during 2015. All members of the Compensation Committee are independent as currently defined under Nasdaq listing standards.

        The Compensation Committee met four times during 2015. Mr. Hagan, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee's deliberations about their compensation. Mr. Hovenier, our Chief Financial Officer, and Bethany Ellis, our Senior Vice President Human Resources, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

        In November 2013, the Compensation Committee engaged The Croner Company, an executive compensation consultancy firm, to advise it in determining a compensation peer group and with other compensation matters. The Croner Company continued to advise the Compensation Committee during 2014 and 2015 on executive compensation-related matters. The Compensation Committee has determined that no impermissible conflict of interest applies in connection with The Croner Company's performance of its services for the Compensation Committee during 2015.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

  •
  overseeing the evaluation of our Board of Directors and management;

  •
  recommending members for each Board committee to our Board of Directors;

  •
  reviewing and monitoring our code of business conduct and ethics; and

  •
  reviewing and evaluating, at least annually, its own performance and that of its members, including compliance with the committee charter.

        Our Nominating and Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.boingo.com. Each of Chuck Davis and Terrell Jones served on the Nominating and Corporate Governance Committee of the Board of Directors during 2015. All members of the Nominating and Corporate Governance Committee are independent as currently defined under Nasdaq listing standards. The Nominating and Corporate Governance Committee met one time during 2015.

        Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include (a) the highest professional and personal ethics and values, (b) broad experience at the policy-making level in business, government, education, technology or public interest, (c) a commitment to enhancing stockholder value and (d) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors, in no particular order of importance: (a) various and relevant career experience, (b) relevant skills, such as an understanding of the Company's business, (c) financial expertise, (d) diversity and (e) local and community ties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

        Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating and Corporate Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

        The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Charles Boesenberg, Chuck Davis and Michael Finley served on the Compensation Committee of the Board of Directors during 2015. None of the members of the Compensation Committee was at any time during the 2015 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        Our Board of Directors has combined the roles of Chairman and Chief Executive Officer, naming David Hagan, our Chief Executive Officer, as Chairman of the Board. Our Board has determined that we would be best served by having a Chairman with deep operational and strategic knowledge of our business. Our Board has also appointed Charles Boesenberg as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for calling special meetings of the independent directors and chairing all meetings of the independent directors.

RISK OVERSIGHT MANAGEMENT

        Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. The Board's overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures.

        Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Based upon this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are staggered and subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

        Our Board desires that the views of the Company's stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board of Directors, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at Boingo Wireless, Inc., 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals, (ii) stockholder proposals and director nominations pursuant to our bylaws or (iii) service of process or any other notice in a legal proceeding.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met five times during 2015. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which such member was a director or committee member. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2015. We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, and one director attended our 2015 Annual Meeting of Stockholders.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Boingo Wireless, Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy is available on the corporate governance section of our website at www.boingo.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 16, 2016 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors and director nominees; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 37,756,704 shares of Common Stock outstanding as of March 16, 2016. Options to purchase shares of our Common Stock that are exercisable within 60 days of March 16, 2016 are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Restricted stock units that are expected to vest within 60 days of March 16, 2016 are also deemed to be beneficially owned for purposes of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
Columbia Wanger Asset Management, LLC(2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,734,959	12.5%
Gilder, Gagnon, Howe & Co. LLC(3) 3 Columbus Circle, 26th Floor New York, NY 10019	2,429,576	6.4%
Park West Asset Management LLC(4) 900 Larkspur Landing Circle, Suite 165 Larkspur, California 94939	2,000,000	5.3%
Named Executive Officers, Directors and Director Nominees
Charles Boesenberg(5)	104,875	*
Dawn Callahan(6)	236,912	*
Chuck Davis(7)	73,124	*
Michael Finley(8)	32,706	*
David Hagan(9)	1,727,450	4.6%
Peter Hovenier(10)	238,073	*
Nick Hulse(11)	30,311	*
Terrell Jones(12)	34,058	*
Derek Peterson(13)	72,929	*
Lance Rosenzweig(14)	8,038	*
Tom Tracey(15)	150,488	*
All executive officers, directors and director nominees as a group (11 persons)	2,708,964	7.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Boingo Wireless, Inc., 10960 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2016. Columbia Wanger Asset Management, LLC ("CWAM") does not directly own any shares. As the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported herein by Columbia Acorn Fund. Accordingly, the shares reported by CWAM include those shares separately reported herein by Columbia Acorn Fund. CWAM disclaims beneficial ownership of any shares.

(3)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016. The shares reported include 2,009,152 shares held in customer accounts over which partners and/or employees have discretionary authority to dispose of or direct the disposition of shares, 103,430 shares held in the account of the profit sharing plan, and 316,994 shares owned by the partners and their families.

(4)
Based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2016. Park West Asset Management LLC ("PWAM") is the investment manager to Park West Investors Master Fund, Limited, a Cayman Islands exempted company ("PWIMF"), and Park West Partners

  International, Limited, a Cayman Islands exempted company ("PWPI"). Peter S. Park is the sole member and manager of PWAM. PWIMF held 1,757,282 shares and PWPI held 242,718 shares.

(5)
Represents 56,875 shares held by Mr. Boesenberg and 48,000 shares issuable to Mr. Boesenberg upon exercise of options that are currently exercisable.

(6)
Represents 19,847 shares held by Ms. Callahan, 214,286 shares issuable to Ms. Callahan upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2016, and 2,779 shares issuable to Ms. Callahan upon vesting of restricted stock units within 60 days of March 16, 2016.

(7)
Represents 37,124 shares held by Mr. Davis and 36,000 shares issuable to Mr. Davis upon exercise of options that are currently exercisable.

(8)
Represents 32,706 shares held by Mr. Finley.

(9)
Represents 478,177 shares held by Mr. Hagan and 1,249,273 shares issuable to Mr. Hagan upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2016.

(10)
Represents 86,740 shares held by Mr. Hovenier and 151,333 shares issuable to Mr. Hovenier upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2016.

(11)
Represents 30,311 shares held by Mr. Hulse. Mr. Hulse left the Company effective January 4, 2016.

(12)
Represents 34,058 shares held by Mr. Jones.

(13)
Represents 20,942 shares held by Mr. Peterson, 49,208 shares issuable to Mr. Peterson upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2016, and 2,779 shares issuable to Mr. Peterson upon vesting of restricted stock units within 60 days of March 16, 2016.

(14)
Represents 8,038 shares held by Mr. Rosenzweig.

(15)
Represents 37,293 shares held by Mr. Tracey, 111,111 shares issuable to Mr. Tracey upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2016, and 2,084 shares issuable to Mr. Tracey upon vesting of restricted stock units within 60 days of March 16, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        The Company filed a late Form 4 on behalf of Lance Rosenzweig on November 17, 2015 covering one transaction in connection with the vesting and automatic settlement of a restricted stock unit award that was not reported on a timely basis, the grant of which was previously disclosed. Additionally, on November 17, 2015, the Company filed a Form 4/A for each of Messrs. Charles Boesenberg, Chuck Davis, Sky Dayton and Terrell Jones, each covering one transaction with respect to vesting and automatic settlement of a restricted stock unit award that was not reported on a timely basis, the grants of which were previously disclosed. Other than this, we believe that during the fiscal year ended December 31, 2015, our directors, executive officers, and greater than 10% stockholders complied with all other applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        As provided by our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction. Neither the Board of Directors nor the Audit Committee has adopted specific policies or guidelines relating to the approval of related party transactions. The members of our Audit Committee determine whether to approve a related party transaction in the exercise of their fiduciary duties as directors.

RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2015, there has not been a transaction or series of related transactions in which we were or are a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

        We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

DIRECTOR COMPENSATION

Cash Compensation

        Non-employee directors of the Company are eligible for paid compensation for services provided as a director. Our cash compensation program for non-employee directors was amended as of January 1, 2015 and following such amendment each member of our Board of Directors who was not an employee was paid an annual retainer for 2015 service of $35,000. In addition, Board members were paid additional annual retainer amounts in 2015 for specified service, as follows:

  •
  $15,000 for service as the lead independent director of our Board of Directors;

  •
  $24,000 for service as the chair of our Audit Committee;

  •
  $15,000 for service as the chair of our Compensation Committee;

  •
  $7,500 for service as the chair of our Nominating and Corporate Governance Committee;

  •
  $10,000 for service (other than as the chair) on our Audit Committee;

  •
  $7,500 for service (other than as the chair) on our Compensation Committee;

  •
  $4,000 for service (other than as the chair) on our Nominating and Corporate Governance Committee; and

  •
  $7,500 for service as our Cyber Security Director (our director that provides oversight of the Company's cyber security practices).

        The non-employee members of our Board of Directors are also eligible for reimbursement of reasonable out-of-pocket travel expenses incurred in attending Board and committee meetings.

Equity-Based Compensation

        Our equity compensation program for non-employee directors provides for the grant of restricted stock units ("RSUs") and is comprised of both an initial equity award upon joining our Board of Directors and annual equity awards in connection with each annual meeting of our stockholders. As amended in December 2014 (and effective as of the first regular meeting of stockholders in 2015), the program provides for the following awards of RSUs:

  •
  Initial Equity Award—Each new non-employee director joining our Board will receive a one-time RSU award covering a number of shares equal to the quotient obtained by dividing $200,000 by the average of the closing sales price of our common stock for the five consecutive trading days prior to the date of grant (rounded down to the next whole number of shares of our common stock). The RSUs will vest 33 1/3% per year over a three-year period of continuous service. In addition, such RSUs will vest in full upon the earlier of (a) the occurrence of a change in control on or before the date the director's service with us terminates, or (b) the day immediately prior to our first regular annual meeting of stockholders that occurs in the third year following the date of grant.

  •
  If the non-employee director is elected to our Board of Directors, the grant will be made on the date the non-employee director becomes elected to the Board of Directors.

  •
  If the non-employee director is instead appointed to our Board of Directors, the grant will be made on the first Tuesday of the month occurring after the date the non-employee director was appointed to the Board of Directors; provided, however, that if such date occurs during a blackout period as determined under the Company's Insider Trading Policy, the effective date of the grant will be the next occurring Tuesday that is not in a blackout period.

  •
  Annual Equity Award—Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director will receive a RSU award covering a number of shares equal to the quotient obtained by dividing $120,000 by the average of the closing sales price of our common stock for the five consecutive trading days prior to the date of grant. In addition to the foregoing, the lead independent director of our Board of Directors will receive a RSU award covering a number of shares equal to the quotient obtained by dividing $66,000 by the average of the closing sales price of our common stock for the five consecutive trading days prior to the date of grant. Such RSUs will vest in full upon the earliest of (a) the first anniversary of the date of grant, (b) the occurrence of a change in control on or before the date the director's service with us terminates, or (c) the day immediately prior to our first regular annual meeting of stockholders that occurs in the year following the date of grant.

        The following table sets forth information about the compensation of each person who served as a director during the 2015 fiscal year, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(2)(3)	Total ($)
Charles Boesenberg	89,000	199,775	288,775
Chuck Davis	50,000	119,867	169,867
Michael Finley	42,500	119,867	162,367
Terrell Jones	56,500	119,867	176,367
Lance Rosenzweig	45,000	119,867	164,867

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)
As of December 31, 2015, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our common stock are issuable: Charles Boesenberg—22,148; Chuck Davis—13,289; Michael Finley—27,275; Terrell Jones—28,625; and Lance Rosenzweig—37,404.

(3)
As of December 31, 2015, the above-listed non-employee directors held outstanding options to purchase the following number of shares of our common stock: Charles Boesenberg—48,000 and Chuck Davis—36,000. These options were granted prior to 2013, when the equity component of our non-employee director compensation program provided for options rather than RSUs.

Non-Employee Director Stock Ownership Guidelines

        During 2015, our non-employee directors were not required to own a particular number of shares of our common stock. In January 2016, our Compensation Committee determined that it would adopt stock ownership guidelines for our non-employee directors and our named executive officers. The ownership guidelines provide for a three year accumulation period from their approval, and will require that our directors hold shares and share equivalents equal in value to three times their annual retainer. For purposes of the stock ownership guidelines, vested RSUs and vested and in-the-money options will be counted toward the applicable requirement.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis, which reviews and discusses our compensation programs and policies for our 2015 named executive officers should be read together with the compensation tables and related disclosures included below. It contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding our compensation decisions and programs.

        Our "named executive officers" for 2015 include:

  •
  David Hagan, our Chief Executive Officer;

  •
  Peter Hovenier, our Chief Financial Officer;

  •
  Dawn Callahan, our Chief Marketing Officer;

  •
  Nick Hulse, our former President, who left the Company effective January 4, 2016, in connection with a management reorganization that included the elimination of the position of President; and

  •
  Tom Tracey, Senior Vice President of Operations.

Executive Summary of 2015 Developments

2015 Performance Highlights

        Highlights of the Company's performance in 2015 included the following:

  •
  Revenue of $139.6 million, which was an increase of 17% over 2014 revenue;

  •
  Adjusted EBITDA of $29.6 million, which was an increase of 46% over 2014 Adjusted EBITDA.

  •
  Consumed free cash flows of $4.5 million compared to $49.7 million for 2014.

  •
  Signed 57 DAS carrier contracts during the year, which was an increase of 500% over the total dollar value of DAS carrier contracts signed in 2014, representing the largest year for DAS carrier sales in the Company's history;

  •
  High-speed Wi-Fi and IPTV now covers 244,000 beds on 49 U.S. military bases compared to 130,000 beds on 29 U.S. military bases at the end of 2014; and

  •
  Boingo was named "Best Wi-Fi Network Operator" for the sixth time by Global Traveler Magazine, and "Best Wi-Fi Network Operator" and "Best Wi-Fi Service for Vertical Markets" (Military) for the first time at the Wireless Broadband Alliance (WBA) 2015 Wi-Fi Industry Awards.

2015 Executive Compensation Overview

        The following highlights the primary compensation decisions our Compensation Committee made and results achieved during 2015 with regard to our executive compensation programs:

  •
  The base salaries of our named executive officers were increased between 3% to 8% to account for cost of living increases, achieve certain pay equity objectives and more closely align certain executives with the 50th percentile for total cash compensation of our peer group;

  •
  Bonuses were paid under our cash incentive plan at 103% of target based upon our pre-established corporate financial objectives for 2015, which our Compensation Committee determined to be an appropriate level in recognition of the Company achieving the financial objectives and growing the Company's business;

  •
  We continued our practice of granting RSUs with a mixture of time-based and revenue-based performance vesting to maintain our alignment of total direct compensation with the Company's peers and to address the lack of retention and incentive effects of outstanding underwater stock options held by our named executive officers; and

  •
  Our Compensation Committee determined that revenue and EBITDA objectives were appropriate for performance goals under the management incentive compensation plan and a revenue objective was appropriate for vesting of performance-based RSUs. The revenue and EBITDA objectives were selected based on the desire to strongly encourage responsible revenue growth with profitability during the year as we continue to focus on our long-term strategy of monetizing our high-density wireless networks, including DAS and Wi-Fi networks.

Results of 2015 Stockholder Say-on-Pay Vote and Actions Taken Thereafter to Address Feedback Received from Stockholder Outreach

        We provide our stockholders with the opportunity to cast a triennial advisory vote on executive compensation, or a Say-on-Pay proposal, and our Compensation Committee considers the results of Say-on-Pay votes when making compensation decisions for our named executive officers. At our annual meeting of stockholders held in June 2015, more than 94% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the compensation of our named executive officers, as described in the proxy statement for the 2015 annual meeting. This approval level indicated affirmation of and support for our executive compensation, and our Compensation Committee made no material changes to such policies and practices during the remainder of 2015 as a result of our Say-on-Pay proposal and voting results in June 2015.

        However, as a result of ongoing outreach and engagement with many of our stockholders in the second half of 2015, our Compensation Committee noted that certain stockholders raised questions about our named executive officers, in particular our Chief Executive Officer and our Chief Financial Officer, selling shares in the market periodically (and primarily) to cover taxes required to be paid as Company equity awards vest. In response to such feedback, together with its desire to enhance management's focus on the Company's long-term growth strategy, in early 2016, the Compensation Committee approved the restructuring of equity awards already held by, as well as those newly granted in 2016, to our Chief Executive Officer and Chief Financial Officer so as to establish a strong focus on growing our business over the next three years. In doing so, the Compensation Committee approved the following significant adjustments to the equity award program for our named executive officers:

  •
  For our Chief Executive Officer and our Chief Financial Officer only, the Compensation Committee approved the grant of new "three-year" awards, which awards have a three-year cliff vesting structure and are intended to be the only equity awards these two executive will receive until 2019. In addition, the Compensation Committee approved the amendment of earlier-granted awards held by our Chief Executive Officer and Chief Financial Officer to delay original vesting dates until the end of the three-year period that applied to these awards. These changes significantly restructured the long-term equity incentive program for our two top executive officers, eliminating earlier intervening vesting dates (and so, in response to stockholder feedback, lessening the frequency of sales of shares to cover taxes by these two officers), putting a greater amount of their equity at risk and enhancing both the retention and the incentive value of their long-term incentive awards.

  •
  For all our named executive officers (including our Chief Executive Officer and Chief Financial Officer), in order to better link pay to performance, our Compensation Committee continued

    pushing our equity incentive program toward a longer-term and stronger growth model by making several changes to the RSUs granted in 2016 compared to those granted in 2015:

    •
    First, it increased the portion of our annual equity awards that are performance-based from one-third of the aggregate grant value to 50% of the aggregate grant value so that the 2016 equity awards granted to all of our named executive officers are 50% time-based vesting RSUs and 50% (at-target) performance-based vesting RSUs.

    •
    In addition, the performance objectives that apply to the 2016 performance-based RSUs are determined over a two-year performance period and relate to both our 2016 and 2017 revenue growth and EBITDA margin targets, whereas we had previously used one-year performance periods and applied only a revenue objective for our performance-based RSUs.

        We believe these changes evidence our Compensation Committee's willingness to receive and act upon stockholder feedback as well as the Committee's, the Board's and management's increasing focus on driving longer-term growth and profitability. See "Equity-Based Awards" discussion below for more details on our 2015 and 2016 equity award program.

Corporate Governance Considerations

        During 2015, our executive officers were not required to own a particular number of shares of our common stock. The Compensation Committee was satisfied that stock and option holdings among our executive officers were sufficient to provide motivation and to align their interests with those of our stockholders. However, all directors and employees are prohibited from hedging their economic interest in the Company securities that they hold.

        In January 2016, the Company adopted stock ownership guidelines to reinforce its belief that executives who believe in the future of the Company should have meaningful equity holdings in the Company. The ownership guidelines provide for a three-year transition period from adoption, and will require that our directors hold shares and share equivalents equal in value to three times their annual retainer and that each of our executive officers hold shares and share equivalents equal in value to a multiple of base salary, specifically, six times base salary for our Chief Executive Officer and one times base salary for each of the other executive officers. For purposes of the stock ownership guidelines, vested RSUs and vested and in-the-money options will be counted toward the applicable requirement.

Risk Considerations

        As discussed in "Risk Oversight Management" above, the Compensation Committee reviews our compensation programs annually and concluded in 2015 that such programs do not create risks that could be reasonably likely to have a material adverse effect on us.

General Overview and Objectives of our Executive Compensation Programs

        Historically, our compensation programs have aimed to conserve cash while attracting and retaining executive officers who are highly motivated to grow our business in the long term. As with other emerging companies in the wireless industry and the technology sector generally, we emphasize equity compensation, through a mix of time-based and performance-based RSUs, to align the interests of management and stockholders, which we believe motivates the management team to grow the business in the long term. We believe that the total cash compensation of our named executive officers (including their base salary plus annual incentive bonus) should target the 50th percentile of our selected peer group and that total direct compensation (total cash compensation plus equity awards) should target the 60th percentile of our selected peer group.

        We recognize that our success depends to a great degree on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we designed, and intend to modify as necessary, our compensation and benefits program and philosophy in order to attract, retain and motivate talented, highly qualified and committed executive officers who share our business goals and corporate values. In doing so, we strive to reward clear, easily measured performance goals that keep our executive officers focused on accomplishing our long-term business objectives, while offering sufficient fixed compensation to remain competitive within our industry and geography. We expect to continue to emphasize this approach in the future.

        The principal objectives of our executive compensation programs are:

  •
  attracting, retaining and motivating talented and experienced executives;

  •
  rewarding executives whose knowledge, skills and performance are critical to and demonstrably contribute to our success; and

  •
  incentivizing our executives to manage our business as a team.

Role of the Compensation Committee, Board of Directors and Management in Setting Executive Compensation

        In general, our Compensation Committee makes compensation decisions regarding our named executive officers. During 2015, Messrs. Boesenberg, Davis, and Finley served as the committee members. The Compensation Committee has overall responsibility for overseeing and, together with input from the full Board of Directors as the committee deems appropriate, approving the compensation of our Chief Executive Officer and other executive officers.

        We anticipate that our Chief Executive Officer will continue to make recommendations to our Compensation Committee regarding compensation for other executive officers. However, while our Compensation Committee will consider our Chief Executive Officer's recommendations, it need not adopt these recommendations and may adjust them as it deems appropriate together with input from the full Board of Directors. The committee has authority to approve all compensation decisions regarding our executive officers, although our Board of Directors also retains concurrent authority. The committee may from time to time refer matters to the entire Board of Directors in order to obtain input from other directors prior to making a decision and, if appropriate, may submit matters for approval by the full Board of Directors. Other executive officers, including our Chief Financial Officer and our Senior Vice President Human Resources, participate in Compensation Committee meetings from time to time, primarily to present information to the Committee.

Independent Compensation Consultant and Peer Group

        Our Compensation Committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding our executive compensation programs. In early 2014, the Compensation Committee retained The Croner Company to advise the Committee regarding the compensation of our executive officers and non-employee directors, replacing our former compensation consultant, Compensia. The Compensation Committee believed that The Croner Company's deep expertise in the technology industry would provide the Committee with relevant and targeted advice.

        To assist the Compensation Committee in evaluating the different components of compensation to be paid to our named executive officers, the Compensation Committee relies on compensation data from a group of peer companies developed with the assistance of The Croner Company. The direction of the Compensation Committee in setting a peer group for 2015 was to include companies within 50% to 200% of the Company's revenue and market cap, with similar business models and technology companies located in the Los Angeles area. For 2015 compensation decisions, the Compensation Committee relied on the following peer group of companies:

• Alaska Communications Systems Group	• Numerex Corp.
• Cogent Communications Holdings, Inc.	• Procera Networks, Inc.
• Constant Contact, Inc.	• ReachLocal, Inc.
• GoGo, Inc.	• RealPage, Inc.
• Inteliquent, Inc.	• Ruckus Wireless, Inc.
• j2Global, Inc.	• SolarWinds, Inc.
• Limelight Networks, Inc.	• Sonus Networks, Inc.
• LogMeIn, Inc.	• Spok Holdings, Inc.
• MaxLinear, Inc.	• Synchronoss Technologies, Inc.

        The compensation data from the peer group of companies developed with The Croner Company is used in evaluating our executive compensation program. In 2014, our Compensation Committee made the decision that the total cash compensation of our named executive officers (including their base salary plus annual incentive target bonus) should generally target the 50th percentile of our selected peer group and that total direct compensation (total cash compensation plus the grant date value of annual equity awards) should generally target the 60th percentile of our selected peer group compensation data. Our Compensation Committee generally remained focused for 2015 compensation decisions on these same targets, although it recognized that certain variances exist largely as a result of internal pay equity-driven adjustments for certain named executive officers. For 2015, our Chief Executive Officer's total cash compensation and total direct compensation each fell close to these targets, with his total cash compensation at 103% of the 50th percentile and total direct compensation at 104% of the 60th percentile of the market data.

Elements of Compensation

        Our executive compensation program currently includes the following components:

  •
  annual base salary;

  •
  annual cash incentive bonus;

  •
  equity-based awards, including both time-based and performance-based awards; and

  •
  certain benefits upon involuntary termination of employment under specified circumstances.

        The weight of each of these components has not to date been determined by any particular formula, although our overall mix of total compensation has historically emphasized and continues to emphasize equity-based awards for their long-term incentive and retention value. The specific mix of components has been and will continue to be within the discretion and business judgment of our Board of Directors and the Compensation Committee, which have placed greater emphasis on considerations specific to the individual holding a particular executive position than on general market data.

        The following table provides a breakdown for 2015 compensation for our named executive officers between fixed and variable compensation. Fixed compensation is comprised solely of annual base salary, as it does not vary based on the Company's performance, whereas variable compensation is comprised of annual cash incentive bonuses and equity-based awards, as the value of both components is inherently tied to the Company's performance.

Named Executive Officer	Fixed Compensation (%)	Variable Compensation(1) (%)
David Hagan	18%	82%
Peter Hovenier	19%	81%
Dawn Callahan	30%	70%
Nick Hulse	20%	80%
Tom Tracey	33%	67%

(1)
Includes annual cash incentive bonus and performance-based equity awards at target levels.

  Base Salary

        We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the year and to provide sufficient fixed cash compensation to allow them to focus on their ongoing responsibilities. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions. In connection with the Compensation Committee's annual review process in February 2015, the base salaries of our named executive officers were each increased for 2015, to account for an increase in the cost of living, to address certain internal pay equity issues and to more closely align certain executives with the 50th percentile for total cash compensation of our peer group (bringing our named executive officers from 91% of the 50th percentile to 96%). The named executive officers received a base salary increase ranging from 3% to 8%, with Mr. Hagan receiving the largest increase at 8% to position him at 98% of the 50th percentile of our peer group. The actual base salary increases that our named executive officers received are as follows: Mr. Hagan's base salary was increased from $463,500 to $500,000; Mr. Hovenier's base salary was increased from $309,000 to $324,000; Mr. Hulse's base salary was increased from $334,750 to $345,000; Ms. Callahan's base salary was increased from $260,000 to $276,000; and Mr. Tracey's base salary was increased from $260,000 to $268,000.

  Annual Cash Incentive Bonuses

        We use annual cash incentive bonuses to reward our named executive officers for the achievement of company performance goals. Each year, we adopt new corporate financial objectives under our management incentive compensation plan to motivate and reward our senior executives, including our named executive officers, to attain specific short-term performance objectives that, in turn, further our long-term business objectives. These objectives are based upon corporate targets, rather than individual objectives. In setting target payout levels under our management incentive compensation plan, our Compensation Committee considered historical payouts, the total cost to the company should performance objectives be achieved and our retention needs. The Compensation Committee retains discretion to reduce or eliminate payment under our management incentive compensation plan.

        For 2015, the performance goals under our management incentive compensation plan included two corporate financial objectives, revenue and EBITDA, each with an established threshold and maximum achievement level, as well as a weighting as a proportion of the total bonus objective. The revenue and EBITDA objectives were selected based on the desire to strongly encourage the Company's revenue growth during the year. The Compensation Committee determined it would be appropriate to weight revenue at 80% and EBITDA at 20%, to encourage responsible revenue growth with profitability.

        For each financial target, achievement of the target equates to 100% of the bonus payout. With respect to the revenue objective, underachievement at the floor of 90% of the financial target results in a bonus payout of 50% for the objective and overachievement at 110% results in a bonus payout of 150% for the objective. For the EBITDA objective, underachievement at the floor of 70% of the financial target results in 50% of the bonus payout for the objective and overachievement at 120% results in a bonus payout of 150% for the objective. Below the floor levels of each of the financial targets, there is no bonus payout. In the event of any under or overachievement, straight line interpolation is applied from target levels.

        Target bonuses for our named executive officers under the 2015 plan were as follows:

Named Executive Officer	Target Bonus ($)	Percentage of Base Salary
David Hagan	$500,000	100%
Peter Hovenier	$243,000	75%
Dawn Callahan	$151,800	55%
Nick Hulse	$258,750	75%
Tom Tracey	$147,400	55%

        The relative weighting of each financial objective, together with 2015 target levels, actual achievement, and the percentage of target achieved, is as follows:

Financial Objective	Relative Weighting	2015 Target Level Achievement	Actual 2015 Achievement Metrics	% of Target Achieved
Revenue	80%	$138,000,000	$139,626,000	101%	(1)
Adjusted EBITDA(2)	20%	$30,300,000	$29,636,000	98%

(1)
For 2015, the revenue portion of the annual incentive bonus was determined and paid on a quarterly basis, with the following target levels of achievement, weightings and actual achievement:

Applicable Quarter	Relative Weighting	Target Level Achievement	Actual Achievement	% of Target Achieved
1	16%	$27,600,000	$29,392,000	106%
2	18%	$31,050,000	$34,277,000	110%
3	20%	$34,500,000	$37,186,000	108%
4	26%	$44,850,000	$38,771,000	86%
(2)
For a discussion of Adjusted EBITDA, see footnote 1 to "Selected Financial Data" included in our Annual Report on Form 10-K.

        In February 2016, our Compensation Committee determined the achievement of the financial objectives applicable under the management incentive compensation plan for 2015 at a 103% level, resulting in bonus payouts as follows: Mr. Hagan—$514,908; Mr. Hovenier—$250,593; Ms. Callahan—$156,100; Mr. Hulse—$266,305; and Mr. Tracey—$151,682. The portion of these amounts attributable to revenue were paid on a quarterly basis; any remaining unpaid amounts, including the portion attributable to adjusted EBITDA, were paid following the end of the calendar year.

  Equity-Based Awards

        We believe that equity-based awards encourage our named executive officers to focus on the long-term performance of our business. Our Compensation Committee grants equity awards to executives and other employees in order to enable them to participate in the long-term appreciation of our stock price. Additionally, we believe our equity awards provide an important retention tool for our named executive officers, as they are subject to multi-year vesting. We did not have any stock ownership guidelines in place for our named executive officers in 2015; however, our Compensation Committee adopted ownership guidelines for our named executive officers in January 2016, which will become effective in 2019.

        Historically, we granted equity-based awards in the form of stock options, including options granted at the commencement of employment and additional awards each year. Beginning in March 2013, the Compensation Committee began granting RSUs to our named executive officers and other employees (including newly hired employees at the commencement of their employment) in lieu of options, due to a need to retain and motivate our executive team in light of a significant number of "underwater" stock options and considering the competitive conditions in the wireless industry in which we compete for executive talent.

        For 2015, we continued the practice of granting RSUs to our named executive officers. As part of our annual compensation review in February 2015, the Compensation Committee determined that, based on reports from our compensation consultant, a mixture of 2/3 time (service)-based vesting RSUs and 1/3 performance-based vesting RSUs would continue to be appropriate for annual refresh grants in 2015 and provide the appropriate incentive and retention aspects for our named executive officers. Accordingly, we granted the following RSUs to our named executive officers in February 2015 with solely time-based vesting: Mr. Hagan—156,128 units; Mr. Hovenier—104,085 units; Ms. Callahan—43,369 units; Mr. Hulse—104,085 units; and Mr. Tracey—34,695 units. As granted, these RSUs were scheduled to vest in twelve successive equal quarterly installments commencing on June 1, 2015.

        In addition, our named executive officers were granted the following performance-based vesting RSUs in February 2015: Mr. Hagan—77,942 units; Mr. Hovenier—51,962 units; Ms. Callahan—21,650 units; Mr. Hulse—51,962 units; and Mr. Tracey—17,320 units. The number of performance-based RSUs that each named executive officer was eligible to vest in was based on the Company's achievement of its 2015 annual revenue target of $139,500,000, and determined as follows:

Annual Revenue in Fiscal Year 2015	Maximum Percentage of RSUs Eligible to Vest*
Less than $133,500,000	0.0%
$133,500,000	50.00%
$134,500,000	58.33%
$135,500,000	66.67%
$136,500,000	75.00%
$137,500,000	83.33%
$138,500,000	91.67%
$139,500,000	100.00%

*
Straight-line interpolation for amounts between the increments set forth above.

        Our Compensation Committee determined in March 2016 that our revenue for 2015 was $139,626,000 and that as a result, 100% of the performance-based RSUs would be eligible to vest, subject to the named executive officer's satisfaction of the service-based vesting conditions also applicable to such RSUs. 33 1/3% of the performance-based RSUs which were eligible to be earned subject to service-based vesting conditions vested immediately, and the remainder will vest in eight equal quarterly installments after March 1, 2016, such that the RSUs will be fully vested on March 1, 2018, subject to (1) the named executive officer's continued service with the Company through each applicable vesting date and (2) any written agreement between the Company and the named executive officer to delay the vesting of the RSUs.

        In January 2016, in connection with our annual compensation review and determination of 2016 replenishment equity awards, the Compensation Committee emphasized longer-term planning than it has in the past and considered input the Company had received from a number of investors that our Chief Executive Officer and our Chief Financial Officer should cease selling shares of Company stock in the market on a quarterly basis to cover taxes arising upon vesting of equity awards. Specifically, the Compensation Committee focused on retaining Messrs. Hagan and Hovenier over the next three years in order to continue to drive a desired level of Company growth and profitability. The Compensation Committee worked with our compensation consultant, as well as Messrs. Hagan and Hovenier, to structure an arrangement whereby each of these two executive officers agreed to amend two of their existing RSU grants to delay the vesting of each award. As a result, RSU awards held by each of Messrs. Hagan and Hovenier that would have vested in quarterly installments between June 2016 and March 2018 have been amended so that they no longer vest quarterly, but instead will vest as to the remainder of the unvested RSUs at the end of each award's term (i.e., RSUs granted in 2014 will vest in March 2017 and RSUs granted in 2015 will vest in March 2018). These amendments have the benefit to the Company of requiring that Messrs. Hagan and Hovenier remain in service with us through those later dates to vest in and earn the shares underlying the RSUs and to eliminate the intervening vesting dates (necessitating sales of shares to cover taxes) that would otherwise have applied.

        In consideration of the agreement by Messrs. Hagan and Hovenier to so modify their RSUs, and in furtherance of the Compensation Committee's objective to structure equity incentive awards designed to both further our growth and profitability goals and lock in three-year retention incentives, the Compensation Committee determined to adjust its practice of making annual long-term equity grants and instead adopt a compensation cycle whereby it granted equity awards to Messrs. Hagan and Hovenier covering the number of shares it might otherwise have granted in 2016 through 2018, with "cliff" vesting dates in 2019. The 2016 equity grants are 50% time-based vesting RSUs and 50% (at-target) performance-based vesting RSUs, with the applicable performance objectives determined over a two-year performance period, related to our 2016 and 2017 revenue growth and EBITDA margin targets. The performance-based vesting RSUs allow for payment upon under- or over-achievement on a sliding scale, up to a maximum of 150% of the target number of shares covered by the award. The Compensation Committee believes this new structure for our 2016 long-term equity award grants to Messrs. Hagan and Hovenier strongly focuses each of them on accomplishing our overall corporate and strategic goals and eliminates intervening vesting dates that might have caused the sale of shares to cover taxes associated with quarterly vesting dates. As a result of these larger-than-usual RSU grants, the Compensation Committee does not intend to grant additional equity awards to either of Messrs. Hagan or Hovenier until 2019. In the interim, we intend to continue an active stockholder outreach program that will help inform our Compensation Committee with respect to ongoing and future decisions with respect to compensation for our senior executives.

        In connection with the grants to Messrs. Hagan and Hovenier, the Compensation Committee also determined to grant 2016 replenishment RSUs to Ms. Callahan and Mr. Tracey. The 2016 RSUs granted to Ms. Callahan and Mr. Tracey are also 50% time-based vesting RSUs and 50% (at-target) performance-based vesting RSUs, with the applicable performance objectives related to our 2016 and 2017 revenue growth and EBITDA margin targets; provided, however, that the RSU grants to Ms. Callahan and Mr. Tracey are not subject to vesting at the end of 2019, and instead will vest in a similar manner as prior replenishment RSU grants such individuals previously received.

        The actual number of RSUs granted to each of our named executive officers (other than Mr. Hulse) in January 2016 was as follows:

Executive Officer	Aggregate Number of RSUs	Time-Based Vesting RSUs	Performance- Based Vesting RSUs
David Hagan	1,170,390	585,195	585,195
Peter Hovenier	780,260	390,130	390,130
Dawn Callahan	66,688	33,344	33,344
Tom Tracey	50,016	25,008	25,008

        We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information, nor do we have any established grant schedule. However, we generally grant equity awards—including stock options and RSUs—on a day when our trading window is open.

  Severance and Change of Control Benefits

        Our Board of Directors believes that it is necessary to offer senior members of our executive team severance benefits to ensure that they remain focused on executing our strategic plans, including in the event of a proposed or actual acquisition. We have entered into employment agreements with our named executive officers to provide them with additional severance benefits upon an involuntary termination of employment under specified circumstances prior to and following a change of control. The terms of these agreements are described below in "Severance or Employment Agreements."

        Additionally, the 2016 RSUs granted to Messrs. Hagan, Hovenier and Tracey and Ms. Callahan provide that if the officer were to be involuntarily terminated outside the change of control context, then they would be treated as vested in a number of shares underlying the award equal to the sum of the number of shares applying a monthly pro-rata vesting over the 3-year overall vesting schedule (with the performance-based vesting RSUs determined at 100% of target if before the date performance has been determined to be achieved, and at the actual level of achievement if after such date), plus in Mr. Hagan's case an additional 24 months of vesting, in Mr. Hovenier's case an additional 12 months of vesting or in Ms. Callahan's or Mr. Tracey's case, an additional 9 months of vesting. Upon an involuntary termination in connection with a change of control, each officer would be entitled to full vesting of these awards, with achievement of the performance-vesting award deemed to be at-target if the transaction occurred prior to the end of the two-year performance period and at the actual achievement level if the transaction occurred during 2018.

  Perquisites

        We do not provide any significant perquisites or other personal benefits to our named executive officers.

  Benefits

        We provide the following benefits, which we believe are typical of the companies with which we compete for employees, to our named executive officers on the same basis provided to all of our employees:

  •
  health, dental and vision insurance;

  •
  life insurance and accidental death and dismemberment insurance;

  •
  a 401(k) plan;

  •
  an employee assistance plan;

  •
  short and long-term disability insurance;

  •
  a medical and dependent care flexible spending account; and

  •
  a health savings account.

Tax Considerations

        We do not provide any tax gross-ups to our executive officers or directors.

        Section 162(m) of the Code limits deductibility of certain compensation to $1.0 million per year for the Chief Executive Officer and the three other executive officers (other than the Chief Financial Officer) who are highest paid and employed at year-end. If certain conditions are met, performance-based compensation may be excluded from this limitation. The stock options and performance-based RSUs we have granted to named executive officers to date are designed to qualify as performance-based compensation for purposes of Section 162(m); however, we expect that a portion of our compensation amounts related to such options and performance-based RSUs will not be fully deductible as a result of the Section 162(m) limitations.

        While our Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, our Compensation Committee may exercise discretion to pay nondeductible compensation if following the requirements of Section 162(m) would not be in the interests of our stockholders.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

Charles Boesenberg Chuck Davis Michael Finley

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2015 SUMMARY COMPENSATION TABLE

        The following table provides information regarding the compensation of our "principal executive officer," our "principal financial officer," and our next three most highly compensated executive officers during the 2015 fiscal year. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
David Hagan	2015	500,000	1,704,030	—	514,908	7,800	2,726,738
Chief Executive Officer	2014	463,500	1,825,531	—	368,398	7,650	2,665,079
	2013	450,000	949,469	—	156,277	7,500	1,563,246
Peter Hovenier	2015	324,000	1,136,022	—	250,593	7,800	1,718,415
Chief Financial Officer	2014	309,000	912,765	—	184,199	7,650	1,413,614
	2013	300,000	427,263	—	65,801	7,500	800,564
Dawn Callahan	2015	276,000	473,338	—	156,100	7,800	913,238
Chief Marketing Officer	2014	260,000	304,253	—	113,659	7,650	685,562
	2013	240,000	213,632	—	48,254	7,500	509,386
Nick Hulse(4)	2015	345,000	1,136,022	—	266,305	7,800	1,755,127
President	2014	334,750	1,217,018	—	199,549	—	1,751,317
	2013	216,667	358,500	866,975	59,566	—	1,501,708
Tom Tracey	2015	268,000	378,669	—	151,682	7,800	806,151
Senior Vice President,	2014	260,000	304,253	—	113,659	7,650	685,562
Operations	2013	250,000	213,632	—	50,265	7,500	521,397

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. Each named executive officer was granted performance-based RSUs in February 2015, the vesting of which was contingent upon the Company's achievement of the 2015 annual revenue target, as described in greater detail in the "Equity-Based Awards" section of the "Compensation Discussion and Analysis" beginning on page 43. The grant date fair value of the performance-based RSUs assumes 100% of the performance-based RSUs becoming eligible to vest.

(2)
Represent amounts paid under our management incentive compensation plan.

(3)
The amounts shown for 2015 as All Other Compensation include matching contributions made under our 401(k) plan during 2015. The 401(k) contributions are provided to our executive officers on the same basis as that provided to all other regular U.S. employees.

(4)
Mr. Hulse left the Company effective January 4, 2016, in connection with a management reorganization that included the elimination of the position of President.

2015 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2015 fiscal year.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
						Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards(1)
									Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Board Approval Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
David Hagan	N/A	N/A	250,000	500,000	750,000	—	—	—	—
	2/27/15	2/17/15	—	—	—	—	—	156,128	$1,136,612
	2/27/15	2/17/15	—	—	—	38,971	77,942	—	$567,418
Peter Hovenier	N/A	N/A	121,500	243,000	364,500	—	—	—	—
	2/27/15	2/17/15	—	—	—	—	—	104,085	$757,739
	2/27/15	2/17/15	—	—	—	25,981	51,962	—	$378,283
Dawn Callahan	N/A	N/A	75,900	151,800	227,700	—	—	—	—
	2/27/15	2/17/15	—	—	—	—	—	43,369	$315,726
	2/27/15	2/17/15	—	—	—	10,825	21,650	—	$157,612
Nick Hulse	N/A	N/A	129,375	258,750	388,125	—	—	—	—
	2/27/15	2/17/15	—	—	—	—	—	104,085	$757,739
	2/27/15	2/17/15	—	—	—	25,981	51,962	—	$378,283
Tom Tracey	N/A	N/A	73,700	147,400	221,100	—	—	—	—
	2/27/15	2/17/15	—	—	—	—	—	34,695	$252,580
	2/27/15	2/17/15	—	—	—	8,660	17,320	—	$126,089

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2015 management incentive compensation plan which is discussed in greater detail in the "Annual Cash Incentive Bonuses" section of the "Compensation Discussion and Analysis," beginning on page 41. The amounts show in the "target" column reflect the target payout under the plan. The target amount is equal to 100% of Mr. Hagan's annual base salary, 75% of Messrs. Hovenier's and Hulse's annual base salaries, and 55% of Ms. Callahan's and Mr. Tracey's annual base salary. The amounts shown in the "minimum" column reflect the minimum payout of 50% of the target bonus amount if 90% of the revenue and 70% of the EBITDA targets are achieved. The amounts shown in the "maximum" column reflect the maximum payout of 150% of the target bonus amount if 110% of the revenue and 120% of the EBITDA targets are achieved. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 48.

(2)
Each of our named executive officers was granted performance-based RSUs under our 2011 Equity Incentive Plan, vesting of which is contingent upon the Company's achievement of the 2015 annual revenue target. The number of RSUs reflected in the table above as the "threshold" requires annual revenue for 2015 of at least $133,500,000 and assumes that the named executive officer will remain employed by the Company for a two-year period thereafter. The number of RSUs reflected in the table above as the "target" requires annual revenue for 2015 of at least $139,500,000 and assumes that the named executive officer will remain employed by the Company for a two-year period thereafter. No "maximum" is applicable to these awards, as full vesting of the RSUs may be achieved (subject to continued employment for a two-year period thereafter) at the "target."

(3)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. For the performance-based RSUs, the grant date fair value assumes that the Company's 2015 annual revenue would be at least $139,500,000. The Company's annual revenue for 2015 was $139,626,000, resulting in 100% of the performance-based RSUs becoming eligible to vest.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option and all unvested RSUs held by each of our named executive officers as of December 31, 2015.

        The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the options and RSUs held by our named executive officers, please see the section titled "2015 Potential Payments Upon Termination or Change in Control" below.

			Option Awards						Stock Awards
Name	Date of Grant	Initial Vesting Date	Number of Securities Underlying Unexercised Options— Vested (#)	Number of Securities Underlying Unexercised Options— Unvested (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
David Hagan	03/07/07	03/07/08	152,780	—		—	$1.40	03/07/17	—		—	—		—
	08/21/07	08/21/08	692,716	—		—	$1.40	08/21/17	—		—	—		—
	12/31/09	12/31/10	44,000	—		—	$1.40	12/31/19	—		—	—		—
	12/31/09	05/04/12	24,087	—		—	$1.40	12/31/19	—		—	—		—
	12/31/09	05/04/12	19,913	—		—	$1.40	12/31/19	—		—	—		—
	05/03/11	06/03/12	338,425	39,352	(2)	—	$13.50	05/03/21	—		—	—		—
	03/01/14	06/01/14	—	—		—	—	—	86,818	(3)	574,735	—		—
	03/01/14	03/01/15	—	—		—	—	—	34,209	(4)	226,464	—		—
	02/27/15	06/01/15	—	—		—	—	—	117,096	(3)	775,176	—		—
	02/27/15	03/01/16	—	—		—	—	—	—		—	77,942	(5)	515,976

			1,271,921	39,352		—	—	—	238,123		1,576,375	77,942		515,976

Peter Hovenier	12/31/09	12/31/10	18,000	—		—	$1.40	12/31/19	—		—	—		—
	05/03/11	06/03/12	119,444	13,889	(2)	—	$13.50	05/03/21	—		—	—		—
	03/01/14	06/01/14	—	—		—	—	—	43,409	(3)	287,368	—		—
	03/01/14	03/01/15	—	—		—	—	—	17,104	(4)	113,228	—		—
	02/27/15	06/01/15	—	—		—	—	—	78,064	(3)	516,784	—		—
	02/27/15	03/01/16	—	—		—	—	—	—		—	51,962	(5)	343,988

			137,444	13,889		—	—	—	138,577		917,380	51,962		343,988

Dawn Callahan	03/22/07	03/22/08	55,375	—		—	$1.40	03/22/17	—		—	—		—
	04/22/09	04/22/10	7,800	—		—	$1.40	04/22/19	—		—	—		—
	12/31/09	12/31/10	20,000	—		—	$1.40	12/31/19	—		—	—		—
	12/31/09	03/03/11	20,000	—		—	$1.40	12/31/19	—		—	—		—
	05/03/11	06/03/12	99,537	11,574	(2)	—	$13.50	05/03/21	—		—	—		—
	03/01/14	06/01/14	—	—		—	—	—	14,470	(3)	95,791	—		—
	03/01/14	03/01/15	—	—		—	—	—	5,701	(4)	37,741	—		—
	02/27/15	06/01/15	—	—		—	—	—	32,527	(3)	215,329	—		—
	02/27/15	03/01/16	—	—		—	—	—	—		—	21,650	(5)	143,323

			202,712	11,574		—	—	—	52,698		348,861	21,650		143,323

Nick Hulse	05/01/13	05/01/14	161,458	88,542	(6)	—	$7.17	05/01/23	—		—	—		—
	05/01/13	05/01/14	—	—		—	—	—	18,750	(7)	124,125	—		—
	03/01/14	06/01/14	—	—		—	—	—	57,878	(3)	383,152	—		—
	03/01/14	03/01/15	—	—		—	—	—	22,806	(4)	150,976	—		—
	02/27/15	06/01/15	—	—		—	—	—	78,064	(3)	516,784	—		—
	02/27/15	03/01/16	—	—		—	—	—	—		—	51,962	(5)	343,988

			161,458	88,542		—	—	—	177,498		1,175,037	51,962		343,988

Tom Tracey	05/03/11	06/03/12	99,537	11,574	(2)	—	$13.50	05/03/21	—		—	—		—
	03/01/14	06/01/14	—	—		—	—	—	14,470	(3)	95,791	—		—
	03/01/14	03/01/15	—	—		—	—	—	5,701	(4)	37,741	—		—
	02/27/15	06/01/15	—	—		—	—	—	26,021	(3)	172,258	—		—
	02/27/15	03/01/16	—	—		—	—	—	—		—	17,320	(5)	114,658

			99,537	11,574		—	—	—	46,192		305,790	17,320		114,658

(1)
The closing price of a share of our common stock on December 31, 2015 was $6.62.

(2)
Shares underlying the option vest in a series of 48 successive equal monthly installments commencing on the initial vesting date.

(3)
Shares underlying the RSU award vest in a series of twelve successive equal quarterly installments commencing on the initial vesting date.

(4)
Vesting of the shares underlying the RSU award was originally contingent upon the Company's annual revenue growth rate during the 2014 fiscal year, which was determined to be achieved at 80% of target. The shares underlying the RSU award for which the performance metric was achieved are eligible to vest based on continued service to the Company, with 33 1/3% of such shares vesting on the initial vesting date, and with respect to the balance in a series of eight successive equal quarterly installments thereafter.

(5)
Vesting of the shares underlying the performance-based RSU award is contingent upon achievement of the 2015 annual revenue target, as well as continued service for a two-year period following the initial vesting date. The number of shares in the table above and the corresponding value of such shares reflects target performance.

(6)
Shares underlying the option vest with respect to 25% of the shares on the initial vesting date, and with respect to the balance in a series of 36 successive equal monthly installments thereafter.

(7)
Shares underlying the RSU award vest with respect to 25% of the shares on the initial vesting date, and with respect to the balance in a series of twelve successive equal quarterly installments thereafter.

2015 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during the 2015 fiscal year and the number of restricted stock units held by each named executive officer that vested during the 2015 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
David Hagan	206,500	1,335,810	175,995	1,314,058
Peter Hovenier	45,783	306,428	93,522	699,539
Dawn Callahan	—	—	34,813	260,291
Nick Hulse	39,658	67,479	116,752	887,564
Tom Tracey	6,104	42,117	32,645	243,772

(1)
The value realized on exercise represents the number of shares acquired multiplied by the excess of the market value of the common stock upon exercise over the applicable exercise price per share of the option.

(2)
Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

        We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during 2015.

2015 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Please see "Severance or Employment Agreements" below for a description of the severance arrangements for our named executive officers.

        The following table describes the potential payments and benefits for each of our named executive officers under their employment agreements upon an involuntary termination, as if each officer's employment terminated as of December 31, 2015.

Name	Benefit	Qualifying Involuntary Termination of Employment ($)	Qualifying Involuntary Termination of Employment within 12 months after a Change in Control ($)
David Hagan	Cash Severance	1,000,000	1,000,000
	Health Benefits	13,180	13,180
	Vesting of Options(1)	—	—
	Vesting of RSUs(2)	1,490,244	2,092,350

	Total Value	2,503,424	3,105,530

Peter Hovenier	Cash Severance	567,000	567,000
	Health Benefits	19,501	19,501
	Vesting of Options(1)	—	—
	Vesting of RSUs(2)	550,157	1,261,368

	Total Value	1,136,658	1,847,869

Dawn Callahan	Cash Severance	207,000	427,800
	Health Benefits	9,885	13,180
	Vesting of Options(1)	—	—
	Vesting of RSUs(2)	151,894	492,184

	Total Value	368,779	933,164

Nick Hulse	Cash Severance	603,750	603,750
	Health Benefits	18,972	18,972
	Vesting of Options(1)	—	—
	Vesting of RSUs(2)	767,318	1,519,025

	Total Value	1,390,040	2,141,747

Tom Tracey	Cash Severance	201,000	415,400
	Health Benefits	14,626	19,501
	Vesting of Options(1)	—	—
	Vesting of RSUs(2)	137,539	420,449

	Total Value	353,165	855,350

(1)
The value of vesting of stock options shown above assumes that each executive's qualifying termination of employment and change of control (if applicable) occurred on December 31, 2015, and was calculated by multiplying the number of unvested option shares that will accelerate by the excess of the fair market value of our common stock on December 31, 2015 ($6.62) over the applicable exercise price per share.

(2)
The value of vesting of RSUs shown above assumes that each executive's qualifying termination of employment and change of control (if applicable) occurred on December 31, 2015, and was calculated by multiplying the number of unvested RSUs that will accelerate by the fair market value of our common stock on December 31, 2015 ($6.62). The value of vesting of RSUs for a qualifying involuntary termination of employment excludes performance-based RSUs granted in February 2015 for which the performance metric was not determined to have been achieved as of December 31, 2015, and the value of vesting of RSUs for a qualifying termination of employment within 12 months after a change in control includes performance-based RSUs granted in February 2015, assuming the annual revenue target was achieved.

SEVERANCE OR EMPLOYMENT AGREEMENTS

David Hagan

        On April 11, 2011, we entered into an employment agreement with Mr. Hagan that provides that if Mr. Hagan's employment is terminated without cause or should Mr. Hagan resign his employment for good reason prior to, or more than 12 months after, a change of control, Mr. Hagan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and 24 months of vesting credit under his outstanding equity awards. If Mr. Hagan's employment is terminated without cause or should Mr. Hagan resign his employment for good reason within 12 months following a change of control, Mr. Hagan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards. The election to the Board of either or both of Ides' nominees would not constitute a change in control under the employment agreement with Mr. Hagan.

Peter Hovenier

        We entered into an employment agreement with Mr. Hovenier in April 2013 after he was promoted as our Chief Financial Officer. Under this agreement, if Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason prior to, or more than 12 months after, a change in control, Mr. Hovenier is entitled to 12 months of base salary, a pro rata payment of his annual target bonus, 12 months of continued health benefits, and 12 months of vesting credit under his outstanding equity awards. If Mr. Hovenier's employment is terminated without cause or should Mr. Hovenier resign his employment for good reason within 12 months following a change in control, Mr. Hovenier is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards. The election to the Board of either or both of Ides' nominees would not constitute a change in control under the employment agreement with Mr. Hovenier.

Dawn Callahan

        We entered into an employment agreement with Ms. Callahan in January 2013 after she was promoted to our Senior Vice President of Marketing and Sales. Under this agreement, if Ms. Callahan's employment is terminated without cause or should Ms. Callahan resign her employment for good reason prior to, or more than 12 months after, a change in control, Ms. Callahan is entitled to 9 months of base salary, 9 months of continued health benefits, and 9 months of vesting credit under her outstanding equity awards. If Ms. Callahan's employment is terminated without cause or should Ms. Callahan resign her employment for good reason within 12 months following a change in control, Ms. Callahan is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of her outstanding equity awards. The election to the Board of either or both of Ides' nominees would not constitute a change in control under the employment agreement with Ms. Callahan.

Nick Hulse

        We entered into an employment agreement with Mr. Hulse in May 2013 in connection with his appointment as our President. Under this agreement, if Mr. Hulse's employment was terminated without cause or if Mr. Hulse resigned his employment for good reason prior to, or more than 12 months after, a change in control, Mr. Hulse was entitled to 12 months of base salary, a pro rata payment of his annual target bonus, 12 months of continued health benefits, and 12 months of vesting credit under his outstanding equity awards. If Mr. Hulse's employment was terminated without cause or if Mr. Hulse resigned his employment for good reason within 12 months following a change in control, Mr. Hulse was entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards.

        Mr. Hulse left the Company effective January 4, 2016 in connection with a management reorganization that included the elimination of the position of President. Pursuant to his employment agreement, Mr. Hulse will receive 12 months of base salary, a pro rata payment of his annual target bonus, 12 months of continued health benefits, and 12 months of vesting credit under his outstanding equity awards.

Tom Tracey

        We entered into an employment agreement with Mr. Tracey in September 2011 after he was promoted as our Senior Vice President of Operations. Under this agreement, if Mr. Tracey's employment is terminated without cause or should Mr. Tracey resign his employment for good reason prior to, or more than 12 months after, a change in control, Mr. Tracey is entitled to 9 months of base salary, 9 months of continued health benefits, and 9 months of vesting credit under his outstanding equity awards. If Mr. Tracey's employment is terminated without cause or should Mr. Tracey resign his employment for good reason within 12 months following a change in control, Mr. Tracey is entitled to 12 months of base salary, annual target bonus, 12 months of continued health benefits, and full vesting of his outstanding equity awards. The election to the Board of either or both of Ides' nominees would not constitute a change in control under the employment agreement with Mr. Tracey.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        We have two equity compensation plans under which shares of Common Stock are authorized for issuance to eligible employees, directors, and consultants: (i) the Amended and Restated 2001 Stock Incentive Plan, or 2001 Plan; and (ii) the 2011 Equity Incentive Plan, or Incentive Plan. The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	5,567,745	$6.89	5,977,716
Equity compensation plans not approved by stockholders	—	—	—

Total	5,567,745	$6.89	5,977,716

(1)
Calculated without taking into account the 1,819,252 shares of common stock subject to outstanding RSUs that become issuable as the units vest.

        In March 2011, our Board of Directors and stockholders approved the Incentive Plan. The Incentive Plan became effective on May 3, 2011 upon the completion of our initial public offering. The Incentive Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted shares of our common stock, restricted stock units, and performance cash awards. The number of shares of common stock reserved for issuance under the Incentive Plan automatically increases on January 1 of each calendar year by an amount equal to the least of (a) 4.5% of the total number of shares of common stock then outstanding, (b) 3,000,000 shares of common stock or (c) a lower number determined by our Board of Directors. As of December 31, 2015, options to purchase 3,748,493 shares of common stock and RSUs covering 1,819,252 shares of common stock were outstanding under the Incentive Plan.

        Our Board of Directors and stockholders approved the 2001 Plan. The 2001 Plan was terminated following the completion of our initial public offering, and no further awards will be made under that plan. Options outstanding under the 2001 Plan will continue to be governed by their existing terms. As of December 31, 2015, options to purchase 1,220,562 shares of common stock were outstanding under the 2001 Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2015	2014
Audit Fees(1)	$1,525,232	$1,427,242
Tax Fees(2)	51,916	92,679

Total Fees	$1,577,148	$1,519,921

(1)
For professional services rendered for the audits of annual consolidated financial statements (including the review of quarterly interim consolidated financial statements), statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance and review of documents filed with the SEC and other services normally provided in connection with statutory or regulatory filings or engagements. For the years ended December 31, 2015 and 2014, the audit fee includes fees associated with services provided in connection with the audit of our internal control over financial reporting, as required under Section 404 of the Sarbanes Oxley Act of 2002.

(2)
For the years ended December 31, 2015 and 2014, tax fees are related to international and domestic tax compliance and planning.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee pre- approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by the Board. The Board annually reviews the Nasdaq listing standards' definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Charles Boesenberg and Lance Rosenzweig each is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

        Our management is responsible for preparing our financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 ("10-K").

        The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"), including Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company and satisfied itself as to the independence of PricewaterhouseCoopers LLP.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the Securities and Exchange Commission.

        Submitted by the following members of the Audit Committee:

Charles Boesenberg, Chairman Terrell Jones Lance Rosenzweig

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Boingo Wireless under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six directors divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class II expire on the date of the Annual Meeting.

        The directors in Class III and Class I will continue in office until their terms expire at the 2017 and 2018 annual meeting of stockholders, respectively. The directors elected in Class II at the Annual Meeting will hold office until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. The nominees for director in Class II and the other directors who will continue in office for terms extending beyond the Annual Meeting, their ages as of April 1, 2016, their positions and offices held with the Company are set forth below. Other biographical information for the nominees for director in Class II and the other directors who will continue in office for terms extending beyond the Annual Meeting is set forth in this proxy statement under the heading "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers."

        Directors are elected by a plurality of the votes properly cast in person or by proxy. However, commencing with the annual meeting of stockholders in 2017, directors will be elected by a majority of the votes cast in an uncontested election of directors. The two nominees for director in Class II receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.

        The nominees recommended by your Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by Boingo's stockholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

NOMINEES FOR DIRECTORS IN CLASS II

Name	Age	Positions and Offices Held With the Company
Charles Boesenberg	67	Director
Terrell Jones	67	Director

        Messrs. Boesenberg's and Jones' biographies are set forth in this proxy statement under the heading "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers."

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.

DIRECTORS IN CLASS III CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
Chuck Davis	55	Director
Michael Finley	55	Director

DIRECTORS IN CLASS I CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Positions and Offices Held With the Company
David Hagan	55	Chief Executive Officer and Chairman of the Board
Lance Rosenzweig	53	Director

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE NOMINEES FOR DIRECTORS IN CLASS II:
CHARLES BOESENBERG AND TERRELL JONES.

        The accompanying WHITE proxy card will not be voted for more than two candidates or for anyone other than the Board's nominees or designated substitutes. Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect Charles Boesenberg and Terrell Jones to the Board, unless, by marking the appropriate space on the WHITE proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote.

        As earlier noted, Ides, which, together with its affiliates and two nominees, owns approximately 0.39% of Boingo's common stock, has notified us of its intention to nominate two (2) director candidates for election at the 2016 Annual Meeting in opposition to the two (2) highly-qualified and very experienced director candidates nominated by your Board. Your Board does not endorse the election of any of Ides' nominees as director. You may receive proxy solicitation materials from Ides or other persons or entities affiliated with Ides, including an opposition proxy statement or proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to Ides contained in any proxy solicitation materials filed or disseminated by Ides or any other statements that they may otherwise make.

        We urge you to disregard any proxy card or voting instruction form that you may receive from Ides and to sign and return only the WHITE proxy card that you receive from Boingo. Even a "withhold" vote with respect to the Ides nominees on its proxy card will cancel any proxy previously given to Boingo. If you previously signed a proxy card sent to you by Ides, you can revoke that proxy and vote for the Boards' nominees as described above. Only your latest-dated proxy card or vote will count.

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY OR ON BEHALF OF IDES.

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE RATIFICATION THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2016.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Peter Hovenier Chief Financial Officer and Secretary

[      ], 2016

ALL STOCKHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT [      ], 2016.

Annex A

 INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN BOINGO'S SOLICITATION OF PROXIES FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

        Unless otherwise noted, capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the proxy statement to which this Annex A is attached. Under applicable rules and regulations, members of your Board, your Board's director nominees, and executive officers of Boingo are deemed to be "participants" with respect to Boingo's solicitation of proxies from stockholders in connection with the 2016 Annual Meeting.

Directors and Nominees

        The following table sets forth the names and business addresses of our current directors and director nominees who are all deemed to be "participants" in our solicitation under applicable SEC rules and regulations. The principal occupation or employment of each director or nominee who may be deemed to be a participant is set forth in the "Directors, Executive Officers and Corporate Governance" section of this proxy statement.

Name	Business Address
David Hagan	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024
Charles Boesenberg	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024
Chuck Davis	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024
Michael Finley	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024
Terrell Jones	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024
Lance Rosenzweig	Boingo Wireless, Inc. 10960 Wilshire Blvd., 23rd Floor Los Angeles, California 90024

Officers and Employees

        The following table sets forth the names of our executive officers who are deemed to be "participants" in our solicitation under applicable SEC rules and regulations. The principal occupation of each person listed below refers to such person's position with Boingo, and the business address of

Boingo is 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024. Mr. Hagan is also the Company's Chief Executive Officer.

Name	Principal Occupation
Peter Hovenier	Chief Financial Officer
Dawn Callahan	Chief Marketing Officer
Derek Peterson	Chief Technology Officer
Tom Tracey	Senior Vice President of Operations

Information Regarding Ownership of Boingo's Securities by Participants

        Except as described in this Annex A or otherwise in this proxy statement, none of the persons listed above in "Directors and Nominees" and "Officers and Employees" owns any debt or equity security issued by Boingo of record that he or she does not also own beneficially. The number of shares of Boingo's common stock beneficially owned by certain of the persons listed above in "Directors and Nominees" and "Officers and Employees," as of March 16, 2016 is set forth in the section of the proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management."

Information Regarding Transactions Involving Boingo's Securities by Participants

        The following table reflects all transactions within the last two years:

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
David Hagan	04/14/14	Exercise of Stock Options	(25,000)
David Hagan	05/12/14	Exercise of Stock Options	(25,000)
David Hagan	06/02/14	Vesting and Settlement of RSUs (not including 13,897 amount of shares withheld to cover withholding taxes due)	36,980
Tom Tracey	06/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308
Dawn Callahan	06/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308
Derek Petersen	06/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
Peter Hovenier	06/02/14	Vesting and Settlement of RSUs (not including 6,579 amount of shares withheld to cover withholding taxes due)	17,510
David Hagan	06/12/14	Exercise of Stock Options	(25,000)
Charles Boesenberg	06/13/14 (amended below)	RSU Grant	31,201
Charles Boesenberg	Amend 06/13/14	Vesting and Settlement of RSUs	30,674
Charles Boesenberg	Amend 06/13/14	RSU Grant	31,201
Chuck Davis	06/13/14 (amended below)	RSU Grant	18,720
Chuck Davis	Amend 06/13/14	Vesting and Settlement of RSUs	18,404
Chuck Davis	Amend 06/13/14	RSU Grant	18,720
Michael Finley	06/13/14	RSU Grant	18,720
Terrell Jones	06/13/14 (amended below)	RSU Grant	18,720
Terrell Jones	Amend 06/13/14	Vesting and Settlement of RSUs	7,669
Terrell Jones	Amend 06/13/14	RSU Grant	18,720
Michael Finley	08/06/14	Vesting and Settlement of RSUs	6,993
Lance Rosenzweig	08/12/14	RSU Grant	32,154
David Hagan	09/02/14	Vesting and Settlement of RSUs (not including 19,296 amount of shares withheld to cover withholding taxes due)	36,981
Derek Petersen	09/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308
Dawn Callahan	09/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308
Peter Hovenier	09/02/14	Vesting and Settlement of RSUs (not including 6,479 amount of shares withheld to cover withholding taxes due)	17,510
Tom Tracey	09/02/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,308

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
David Hagan	09/12/14	Exercise of Stock Options	(25,000)
Derek Petersen	10/02/14	Sale of Vested RSUs	(19,963)
David Hagan	10/13/14	Exercise of Stock Options	(25,000)
David Hagan	11/12/14	Exercise of Stock Options	(25,000)
Tom Tracey	12/01/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,307
Peter Hovenier	12/01/14	Vesting and Settlement of RSUs (not including 6,579 amount of shares withheld to cover withholding taxes due)	17,508
Derek Petersen	12/01/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,307
Dawn Callahan	12/01/14	Vesting and Settlement of RSUs (not including 2,745 amount of shares withheld to cover withholding taxes due)	7,307
David Hagan	12/01/14	Vesting and Settlement of RSUs (not including 19,296 amount of shares withheld to cover withholding taxes due)	36,980
Peter Hovenier	12/03/14	Sale of Vested RSUs	(7,100)
Derek Petersen	12/09/14	Sale of Vested RSUs	(4,562)
David Hagan	12/12/14	Exercise of Stock Options	(25,000)
David Hagan	01/12/15	Exercise of Stock Options	(25,000)
Peter Hovenier	01/26/15	Exercise of Stock Options	(10,000)
David Hagan	02/12/15	Exercise of Stock Options	(25,000)
Peter Hovenier	02/18/15	Exercise of Stock Options	(10,000)
Peter Hovenier	02/27/15	RSU Grant	145,135
Dawn Callahan	02/27/15	RSU Grant	57,052
David Hagan	02/27/15	RSU Grant	238,229
Tom Tracey	02/27/15	RSU Grant	48,378
Derek Petersen	02/27/15	RSU Grant	48,378

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
David Hagan	03/02/15	Vesting and Settlement of RSUs (not including 24,181 amount of shares withheld to cover withholding taxes due)	64,348
Peter Hovenier	03/02/15	Vesting and Settlement of RSUs (not including 11,620 amount of shares withheld to cover withholding taxes due)	31,194
Dawn Callahan	03/02/15	Vesting and Settlement of RSUs (not including 4,652 amount of shares withheld to cover withholding taxes due)	11,869
Tom Tracey	03/02/15	Vesting and Settlement of RSUs (not including 4,667 amount of shares withheld to cover withholding taxes due)	11,869
Derek Petersen	03/02/15	Vesting and Settlement of RSUs (not including 4,672 amount of shares withheld to cover withholding taxes due)	11,869
David Hagan	03/12/15	Exercise of Stock Options	(25,000)
Peter Hovenier	03/18/15	Exercise of Stock Options	(10,000)
Tom Tracey	04/06/15	Sale of Securities	(2,500)
Tom Tracey	04/06/15	Exercise of Stock Options	(6,104)
David Hagan	04/13/15	Exercise of Stock Options	(25,000)
Peter Hovenier	04/20/15	Exercise of Stock Options	(10,000)
Tom Tracey	05/01/15	Sale of Securities	(2,500)
David Hagan	05/12/15	Exercise of Stock Options	(25,000)
Charles Boesenberg	05/13/15	Sale of Securities	(10,000)
Peter Hovenier	05/18/15	Exercise of Stock Options	(5,783)
Dawn Callahan	06/01/15	Vesting and Settlement of RSUs (not including 2,873 amount of shares withheld to cover withholding taxes due)	7,648

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
David Hagan	06/01/15	Vesting and Settlement of RSUs (not including 19,419 amount of shares withheld to cover withholding taxes due)	37,216
Derek Petersen	06/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,926
Tom Tracey	06/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,926
Peter Hovenier	06/01/15	Vesting and Settlement of RSUs (not including 7,806 amount of shares withheld to cover withholding taxes due)	20,777
Derek Petersen	06/09/15 and 06/10/15	Sale of Securities	(5,002)
Michael Finley	06/12/15	RSU Grant	13,289
Terrell Jones	06/12/15	RSU Grant	13,289
Chuck Davis	06/12/15	RSU Grant	13,289
Lance Rosenzweig	06/12/15	RSU Grant	13,289
Charles Boesenberg	06/12/15	RSU Grant	22,148
Michael Finley	06/13/15	Vesting and Settlement of RSUs	18,720
Terrell Jones	06/13/15	Vesting and Settlement of RSUs	34,058
Charles Boesenberg	06/13/15	Vesting and Settlement of RSUs	31,201
Chuck Davis	06/13/15	Vesting and Settlement of RSUs	18,720
Peter Hovenier	06/15/15	Sale of Securities	(5,415)
David Hagan	06/15/15	Sale of Securities	(17,797)
Tom Tracey	07/01/15	Sale of Securities	(2,500)
Lance Rosenzweig	07/11/15	Vesting and Settlement of RSUs	8,038
Peter Hovenier	07/14/15	Sale of Securities	(10,000)
Dawn Callahan	07/15/15	Sale of Securities	(33,646)
David Hagan	07/16/15	Sale of Securities	(17,500)
Peter Hovenier	07/21/15	Sale of Securities	(10,000)
Tom Tracey	08/03/15	Sale of Securities	(2,500)
Michael Finley	08/06/15	Vesting and Settlement of RSUs	6,993
Peter Hovenier	08/14/15	Sale of Securities	(10,000)

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
David Hagan	09/01/15	Vesting and Settlement of RSUs (not including 19,419 amount of shares withheld to cover withholding taxes due)	37,217
Dawn Callahan	09/01/15	Vesting and Settlement of RSUs (not including 2,873 amount of shares withheld to cover withholding taxes due)	7,649
Derek Petersen	09/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,926
Tom Tracey	09/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,926
Peter Hovenier	09/01/15	Vesting and Settlement of RSUs (not including 7,806 amount of shares withheld to cover withholding taxes due)	20,777
David Hagan	09/03/15	Exercise of Stock Options	(8,000)
David Hagan	09/04/15	Sale of Securities	(9,500)
Peter Hovenier	09/14/15	Sale of Securities	(10,000)
Tom Tracey	09/15/15	Sale of Securities	(2,500)
Tom Tracey	10/01/15	Sale of Securities	(2,500)
David Hagan	10/16/15	Exercise of Stock Options	(17,500)
David Hagan	10/19/15	Exercise of Stock Options	(17,500)
Tom Tracey	11/05/15	Sale of Securities	(2,500)
Peter Hovenier	12/01/15	Vesting and Settlement of RSUs (not including 7,806 amount of shares withheld to cover withholding taxes due)	20,774
Tom Tracey	12/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,924

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
Derek Petersen	12/01/15	Vesting and Settlement of RSUs (not including 2,601 amount of shares withheld to cover withholding taxes due)	6,924
Dawn Callahan	12/01/15	Vesting and Settlement of RSUs (not including 2,873 amount of shares withheld to cover withholding taxes due)	7,647
David Hagan	12/01/15	Vesting and Settlement of RSUs (not including 19,417 amount of shares withheld to cover withholding taxes due)	37,214
David Hagan	12/03/15	Exercise of Stock Options	(21,000)
David Hagan	12/08/15	Sale of Securities	(14,000)
David Hagan	01/19/16	Exercise of Stock Options	(2,799)
David Hagan	01/22/16	Exercise of Stock Options	(32,201)
Peter Hovenier	02/01/16	RSU Grant	390,310
David Hagan	02/01/16	RSU Grant	585,195
Dawn Callahan	02/01/16	RSU Grant	33,344
Derek Petersen	02/01/16	RSU Grant	33,344
Tom Tracey	02/01/16	RSU Grant	25,008
Tom Tracey	03/01/16	Vesting and Settlement of RSUs (not including 4,890 amount of shares withheld to cover withholding taxes due)	12,699
Derek Petersen	03/01/16	Vesting and Settlement of RSUs (not including 4,842 amount of shares withheld to cover withholding taxes due)	12,699
Dawn Callahan	03/01/16	Vesting and Settlement of RSUs (not including 5,658 amount of shares withheld to cover withholding taxes due)	14,865
David Hagan	03/01/16	Vesting and Settlement of RSUs (not including 23,748 amount of shares withheld to cover withholding taxes due)	63,198

Name	Date	Transaction Description	Number of Shares Acquired (Disposed of)
Peter Hovenier	03/01/16	Vesting and Settlement of RSUs (not including 14,234 amount of shares withheld to cover withholding taxes due)	38,098
Derek Petersen	03/03/16	RSU Grant	17,348
Dawn Callahan	03/03/16	RSU Grant	21,650
David Hagan	03/03/16	RSU Grant	78,064
Peter Hovenier	03/03/16	RSU Grant	52,043
Tom Tracey	03/03/16	RSU Grant	17,348
David Hagan	03/03/16	Exercise of Stock Options	(27,000)
David Hagan	03/07/16	Exercise of Stock Options	(8,000)

Miscellaneous Information Regarding Participants

        Except as described in this Annex A or this proxy statement, neither any participant nor any of their respective associates or immediate family members was a party to any transaction or series of transactions since January 1, 2015, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) Boingo was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant, associate or immediate family member had or will have a direct or indirect material interest. Furthermore, except as described in this Annex A or elsewhere in the proxy statement, (a) no participant or any of their respective associates directly or indirectly beneficially owns any securities of Boingo or any securities of any parent or subsidiary of Boingo and (b) no participant owns any securities of Boingo of record that such participant does not own beneficially.

        Except as described in this Annex A or this proxy statement:

  •
  No participant or any of their respective associates has any arrangements or understandings with any person with respect to any future employment by Boingo or any of its affiliates or any future transaction to which Boingo or any of its affiliates will or may be a party;

  •
  No participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Boingo, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

  •
  No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each of the Board's nominees, such nominee's interest in election to the Board; and

  •
  There are no material proceedings in which any director or executive officer of Boingo is a party adverse to Boingo or any of its subsidiaries, or has a material interest adverse to Boingo or any of its subsidiaries.

        Except as described in this Annex A or this proxy statement, and excluding any director or executive officer of Boingo acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as a director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 Annual Meeting.

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION

BOINGO WIRELESS, INC.

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: BOINGO WIRELESS, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report, Notice & Proxy Statement are available at www.ViewOurMaterial.com/wifi

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

The Board of Directors recommends a vote “FOR” Proposal 2.

				2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Board of Directors recommends a vote “FOR” the following:					☐ FOR	☐ AGAINST	☐ ABSTAIN

1.	Election of Directors
	Nominees			NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	(1) Charles Boesenberg	(2) Terrell Jones
	FOR	WITHHOLD	FOR ALL
	ALL	ALL	EXCEPT
	☐	☐	☐

To withhold authority to vote for an individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

				Stockholder Signature			Date

Title

				Stockholder (Joint Owner) Signature			Date

Title

Note:  Please sign exactly as your name(s) appear(s) heron.  When signing as attorney, executor, administrator, or their fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN
THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION

WHITE PROXY CARD

BOINGO WIRELESS, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE [  ], 2016

This proxy is solicited by the Board of Directors

The stockholder(s hereby appoint(s) David Hagan and Peter Hovenier, or either of them, as proxies, each with the power to appoint his substitute, and herby authorizes them to represent and to vote, as designation on the reverse side of this ballot, all of the shares of Common Stock of BOINGO WIRELESS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at [            ], PDT on June [  ], 2016, at [  ], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the reverse side)